Exhibit 10.1

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 28, 2007

among

MIDDLEBY MARSHALL INC.,

THE MIDDLEBY CORPORATION,

VARIOUS FINANCIAL INSTITUTIONS,

WELLS FARGO BANK, N.A.,
as Syndication Agent,

ROYAL BANK OF CANADA,
and
RBS CITIZENS, N.A.,
as Co-Documentation Agents,

FIFTH THIRD BANK
and
NATIONAL CITY BANK
as Co-Agents

and

BANK OF AMERICA, N.A.,
as Administrative Agent, Issuing Lender and Swing Line Lender

BANC OF AMERICA SECURITIES LLC
Lead Arranger and Book Manager

v

CONTENTS

Clause		Page

15.10	Governing Law	65

15.11	Counterparts	65

15.12	Successors and Assigns	65

15.13	Indemnification by the Company	65

15.14	Forum Selection and Consent to Jurisdiction	66

15.15	Waiver of Jury Trial	66

15.16	USA PATRIOT ACT NOTICE	66

SCHEDULES

SCHEDULE 1.1	Pricing Schedule
SCHEDULE 2.1	Lenders and Initial Commitments and Percentages
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.7	Ownership of Properties; Liens
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.14	Environmental Matters
SCHEDULE 10.7(h)	Existing Debt
SCHEDULE 10.8	Existing Liens
SCHEDULE 10.19	Existing Investments
SCHEDULE 15.3	Addresses for Notices

EXHIBITS

EXHIBIT A	Form of Compliance Certificate
EXHIBIT B	Copy of Subsidiary Guaranty
EXHIBIT C	Copy of Security Agreement
EXHIBIT D	Copy of U.S. Pledge Agreement
EXHIBIT E	Form of Assignment Agreement
EXHIBIT F	Form of Confirmation
EXHIBIT G	Form of Increase Request

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 28, 2007 (this “Agreement”) is among MIDDLEBY MARSHALL INC., a Delaware corporation (the “Company”), THE MIDDLEBY CORPORATION, a Delaware corporation (the “Parent”), each financial institution that from time to time becomes a party hereto as a lender (each a “Lender”) and BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as administrative agent for the Lenders.

WHEREAS, the Company, the Parent, various financial institutions and Bank of America, as administrative agent, have entered into a third amended and restated credit agreement dated as of December 23, 2004 (the “Existing Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement; and

WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company and the Parent under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1   DEFINITIONS.

1.1      Definitions.  When used herein the following terms shall have the following meanings:

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

Administrative Agent means Bank of America in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Affected Lender means any Lender (a) that is a Defaulting Lender and/or (b) that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3.

Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

Agent-Related Persons means Bank of America or any successor agent arising under Section 14.9, together with their respective Affiliates (including, in the case of Bank of America, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

Agreement - see the Preamble.

Assignee - see Section 15.9.1.

Assignment Agreement - see Section 15.9.1.

Bank of America - see the Preamble.

Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

Base Rate Loan means a Loan that bears interest at or by reference to the Base Rate.

Business Day means any day (other than a Saturday or Sunday) on which Bank of America is open for commercial banking business in Chicago, Charlotte, Dallas and New York and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent, but excluding expenditures made in connection with (a) the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (b) any Permitted Acquisition.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc. (or carrying an equivalent rating by an internationally-recognized rating agency), (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions or money market deposit accounts that are issued or sold by, or maintained with, a Lender, (d) any repurchase agreement entered into with any Lender which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender thereunder, (e) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than the Parent or an Affiliate of the Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia, (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

Change in Control means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Parent or any Subsidiary, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of outstanding shares of voting stock of the Parent in excess of 25%; and (b) individuals who at the Effective Time were directors of the Parent (the “Incumbent Board”) shall cease for any reason to constitute a majority of the board of directors of the Parent; provided that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by the Parent’s shareholders, was approved by the requisite vote of the then Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any “person” or “group” other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

Code means the Internal Revenue Code of 1986.

Collateral Access Agreement means an agreement, in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and a third party relating to inventory of the Company or any Subsidiary Guarantor located on the property of such third party.

Collateral Documents means the U.S. Pledge Agreement, the Security Agreement, each Mortgage and any other agreement pursuant to which any Loan Party grants collateral to the Administrative Agent for the benefit of the Lenders.

Commitment means, as to any Lender, such Lender’s commitment to make Revolving Loans, and to issue or participate in Letters of Credit and to participate in Swing Line Loans, under this Agreement.  The amount of the Commitment of each Lender as of the date of the execution and delivery of this Agreement is set forth across from such Lender’s name on Schedule 2.1.

Commitment Amount means $450,000,000, as such amount may be changed from time to time pursuant to the terms hereof.

Commitment Fee Rate - see Schedule 1.1.

Company - see the Preamble.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Confirmation means a confirmation agreement substantially in the form of Exhibit F.

Consolidated Net Income means, with respect to the Parent and its Subsidiaries for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, excluding (a) any extraordinary gains during such period and (b) any foreign exchange translation gains or losses that might appear on or be reflected in the consolidated statement of earnings of the Parent and its Subsidiaries on a consolidated basis for such period.

Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Credit Extension means the making of any Loan or the issuance of, increase in the amount of or extension of the term of any Letter of Credit.

Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person in respect of obligations of the types referred to in clauses (a) through (f) and (h) all Debt of any partnership in which such Person is a general partner.

Defaulting Lender means any Lender that (a) has failed to fund any portion of the Loans, participations in Letters of Credit or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, any Issuing Lender or the Swing Line Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

Dollar and the sign “$” mean lawful money of the United States of America.

EBITDA means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income and without duplication, (i) Interest Expense, non-cash foreign exchange gains and losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations, income tax expense, depreciation and amortization for such period, (ii) all charges in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs, (iii) the first $5,000,000 of non-recurring charges, fees and expenses incurred after the date of the Agreement in connection with or relating to acquisitions or dispositions and (iv) Goodwill Addbacks.

Effective Time - see Section 11.1.

Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary; and (d) any other Person approved by the Parent and the Administrative Agent, which approvals shall not be unreasonably withheld.

Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of hazardous substances or injury to the environment.

Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters.

ERISA means the Employee Retirement Income Security Act of 1974.

Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D of the FRB or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in such Regulation D.

Eurodollar Loan means a Revolving Loan that bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

Eurodollar Margin - see Schedule 1.1.

Eurodollar Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder or, in the case of Bank of America, such other office or offices through which it obtains quotes for purposes of determining the Eurodollar Rate.  A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

Eurodollar Rate means, for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

Eurodollar Rate     =      Eurodollar Rate
 (Reserve Adjusted)            1-Eurocurrency
             Reserve Percentage

Event of Default means any of the events described in Section 12.1.

Exemption Representation - see Section 7.6(c).

Existing Credit Agreement - see the recitals.

Existing Lender - see Section 1.3(b).

Existing Letters of Credit means the letters of credit outstanding under the Existing Credit Agreement immediately prior to the amendment and restatement thereof pursuant hereto.

Existing Loans - see Section 1.3(b).

Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

Fiscal Quarter means each 13-week period during a Fiscal Year, beginning with the first day of such Fiscal Year.

Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on the Saturday closest to December 31 of each year.  References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2005”) refer to the Fiscal Year ending on the Saturday closest to December 31 of such calendar year.

Fixed Charge Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) the result of (i) Pro Forma EBITDA for such Computation Period less (ii) Capital Expenditures for such Computation Period less (iii) cash income tax expense for such Computation Period less (iv) dividends paid in cash by the Parent during such Computation Period to (b) the sum of (i) Interest Expense to the extent payable in cash for such Computation Period plus (ii) the actual aggregate amount of all scheduled principal payments on Debt (other than Debt permitted by Section 10.7(l)) made by the Parent and its Subsidiaries during such Computation Period; provided that:

(x)           in calculating Capital Expenditures, capital expenditures of any Person (or division or similar business unit) acquired by the Parent or any of its Subsidiaries during such period shall be included on a pro forma basis for such period and the capital expenditures of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be excluded on a pro forma basis for such period; and

(y)           in calculating Interest Expense, any Debt incurred or assumed in connection with any Acquisition shall be assumed to have been incurred or assumed on the first day of such period and any Debt assumed by any Person (other than the Parent or any of its Subsidiaries) in connection with the disposition of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be assumed to have been repaid on the first day of such period.

Foreign Subsidiary means each Subsidiary of the Parent which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any political subdivision thereof.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Funded Debt means all Debt of the Parent and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except, in each case, to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) Debt of Parent to the Company.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

Goodwill Addbacks means the first $50,000,000 in the aggregate of (a) non-cash impairment charges and asset write-offs taken by the Company and its Subsidiaries after the Effective Date pursuant to Financial Accounting Standards Board Statement No. 142 ("Goodwill and Other Intangible Assets") or Financial Accounting Standards Board Statement No. 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets") and (b) the amortization of intangibles by the Company and its Subsidiaries after the Effective Date pursuant to Financial Accounting Standards Board Statement No. 141 ("Business Combinations").

Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

Group - see Section 2.2.1.

Guaranteed Obligations means (a) all obligations of the Company to the Administrative Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under this Agreement or any other Loan Document (including with respect to the obligations described in Section 2.3.3) and (b) all Hedging Obligations of the Company to any Lender or any affiliate of a Lender.

Hedging Agreements means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

Honor Date – see Section 2.3.3.

Immaterial Law means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Parent or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis liability or expense) for the Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Administrative Agent has notified the Parent or the Company that the Required Lenders have determined in good faith that such provision is material.

Indemnified Liabilities means, with respect to any Person entitled to indemnification hereunder, any and all actions, causes of action, suits, losses, liabilities, damages and expenses (excluding taxes and related costs but including reasonable attorneys’ fees and charges and, without duplication, the reasonable allocated costs, and all reasonable disbursements, of internal counsel) incurred by such Person as a result of (a) any Acquisition, merger or similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, (b) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document (without duplication of costs and expenses specifically referred to in Section 15.6 and related taxes and other amounts), (c) any investigation, litigation or proceeding (including any proceeding under any bankruptcy or insolvency law and any appellate proceeding) related to this Agreement, the Commitments, the Loans or the use of the proceeds thereof, the Letters of Credit or any transaction or event related to any of the foregoing, whether or not such Person is a party thereto, (d) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned, operated or leased by any Loan Party, (e) any violation of any Environmental Laws resulting from, or related to, conditions at any property owned, operated or leased by any Loan Party or the operations conducted thereon, (f) the investigation, cleanup or remediation of offsite locations at which any Loan Party or any of its predecessors in interest is alleged to have, directly or indirectly, disposed of hazardous substances or (g) any Environmental Claim asserted against any Loan Party or related to any property owned, operated or leased by any Loan Party, except (in each case) to the extent that any of the foregoing resulted from such indemnified Person’s gross negligence or willful misconduct.

Interest Expense means, for any Computation Period, the consolidated interest expense of the Parent and its Subsidiaries for such Computation Period (including all imputed interest on Capital Leases).

Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one week or one, two, three, six or, if available to all Lenders, twelve months thereafter, as selected by the Company pursuant to Section 2.2.2 or 2.2.3; provided that:

(i)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii)         any Interest Period for a Eurodollar Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)         the Company may not select any Interest Period for any Revolving Loan which would extend beyond the scheduled Termination Date; and

Investment means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding prepaid expenses in the ordinary course of business, accounts receivable arising in the ordinary course of business and commission, travel, relocation or similar loans or advances made to directors, officers and employees of the Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person with respect to the obligations of another Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective Acquisitions.

ISP means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

Issuing Lender means Bank of America in its capacity as an issuer of Letters of Credit hereunder and any other Lender which, with the written consent of the Company and the Administrative Agent (such consents not to be unreasonably withheld), is the issuer of one or more Letters of Credit.

L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested; provided that to the extent any such letter of credit application is inconsistent with any provision of this Agreement, the applicable provision of this Agreement shall control.

LC Fee Rate - see Schedule 1.1.

Lead Arranger means Banc of America Securities LLC in its capacity as arranger of the facilities hereunder.

Lender - see the Preamble.  References to the “Lenders” shall include the Issuing Lenders and the Swing Line Lender; for purposes of clarification only, to the extent that Bank of America (or any other Issuing Lender or successor Swing Line Lender) may have rights or obligations in addition to those of the other Lenders due to its status as an Issuing Lender or as Swing Line Lender, its status as such will be specifically referenced.

Lender Party - see Section 15.13.

Letter of Credit - see Section 2.1.2.

Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Debt as of such day to (ii) Pro Forma EBITDA for the Computation Period ending on such day.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan means a Revolving Loan or a Swing Line Loan.

Loan Documents means this Agreement, the Subsidiary Guaranty, the Confirmation, the L/C Applications and the Collateral Documents.

Loan Parties means the Parent, the Company and each Subsidiary Guarantor, and “Loan Party” means any of them.

Margin Stock means any “margin stock” as defined in Regulation U of the FRB.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document (other than as a result of a Person ceasing to be a Loan Party as a result of a transaction permitted hereunder).

Merger Sub means New Cardinal Acquisition Sub Inc., a Delaware corporation.

Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property owned or leased by the Company or any Subsidiary Guarantor.

Multiemployer Pension Plan means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.

Parent - see the Preamble.

Parent Guaranty means the guaranty of the Parent set forth in Section 13.

Participant - see Section 15.9.2.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Percentage means, as to any Lender at any time, the percentage that (a) the Commitment of such Lender (or, after termination of the Commitments, the outstanding principal amount of such Lender’s Revolving Loans plus the amount of such Lender’s participations in the principal amount of all Swing Line Loans and the Stated Amount of all Letters of Credit) at such time is of (b) the Commitment Amount (or, after termination of the Commitments, the Total Outstandings) at such time.  The initial Percentage of each Lender is set forth across from such Lender’s name on Schedule 2.1; provided that if and so long as any Lender is a Defaulting Lender, such Lender’s Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the Percentage of the applicable Issuing Lender or the Swing Line Lender, as applicable, shall be deemed for purposes of this definition to be increased to the extent the Defaulting Lender has failed to make required payments to the Issuing Lender or Swing Line Lender, as the case may be.

Permitted Acquisition means (a) the acquisition of the Target pursuant to the Star Acquisition Agreement; (b) any Acquisition by the Company or any wholly-owned Subsidiary where (i) the assets acquired are for use in, or the Person acquired is engaged in, business activities permitted under Section 10.18; (ii) immediately before or after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (iii) if the aggregate consideration paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but excluding (x) any common stock of the Parent or (y) any cash received substantially concurrently with such Acquisition from the issuance of any common stock of the Parent) in connection with such Acquisition (or any series of related Acquisitions) exceeds $10,000,000, the Company shall have delivered to the Administrative Agent pro forma financial statements giving effect to such Acquisition, which financial statements shall (A) detail any related acquisition adjustments and add-backs to be used to calculate Pro Forma EBITDA and (B) confirm compliance with clause (ii) above after giving effect to the Acquisition; (iv) the total cash consideration will not exceed 1.5x the Parent’s Pro Forma EBITDA (before giving effect to the Acquisition) for the most recently completed period of four consecutive quarters for which financial statements are available; and (v) the board of directors (or similar governing body) of the Person to be acquired shall have approved such Acquisition.

Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.

Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its “prime rate”.  (The “prime rate” is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Forma EBITDA means, for any period, EBITDA for such period adjusted as follows:

(i)           the consolidated net income of any Person (or business unit) acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such period (assuming the consummation of each such Acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) based upon (x) to the extent available, (I) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries (or such business unit) as at the end of the fiscal year of such Person (or business unit) preceding such Acquisition and the related audited consolidated statements of income, stockholders’ equity and cash flows for such fiscal year and (II) any subsequent unaudited financial statements for such Person (or business unit) for the period prior to such Acquisition so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (y) to the extent the items listed in clause (x) are not available, such historical financial statements and other information as is disclosed to, and reasonably approved by, the Required Lenders; and

(ii)          the consolidated net income of any Person (or division or similar business unit) disposed of by the Parent, the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for such period (assuming the consummation of such disposition occurred on the first day of such period).

Required Lenders means Lenders having an aggregate Percentage of more than 50%; provided that the Commitments of, and (except as set forth in the definition of Percentage) the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Responsible Financial Officer means, as to any Person, the chief financial officer, the treasurer or the controller of such Person.

Responsible Officer means, as to any Person, the chief executive officer, president, any vice president, or any Responsible Financial Officer of such Person.

Revolving Loan - see Section 2.1.1.

SEC means the Securities and Exchange Commission, or any governmental agency succeeding to any of its principal functions.

Security Agreement means the security agreement among the Parent, the Company, the Subsidiary Guarantors and the Administrative Agent, a copy of which is attached as Exhibit C.

Star Acquisition Agreement means the Agreement and Plan of Merger dated as of November 18, 2007 among the Company, the Merger Sub, the Target and Weston Presidio Capital IV, L.P., including all schedules, annexes and exhibits thereto.

Star Merger means the merger of Merger Sub with and into the Target pursuant to the Star Acquisition Agreement.

Star Termination means a “standard termination” pursuant to Section 4041(b) of ERISA of the Star Manufacturing Salaried and Non-Union Hourly Employees Defined Benefit Pension Plan so long as the aggregate amount of all payments required to be made by the Parent and its Subsidiaries to cover any shortfall in the plan assets of such Pension Plan does not exceed $5,000,000.

Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available for drawing thereunder at any time during the remaining term of such Letter of Credit under any and all circumstances (including after giving effect to any increase therein that may be required by the terms thereof), plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

Subordinated Debt means Debt of the Company or the Parent which has maturities and other terms, and which is subordinated to the obligations of the Company  and its Subsidiaries and the Parent, to the extent applicable, hereunder and under the other Loan Documents in a manner, approved in writing by the Required Lenders.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Parent.

Subsidiary Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty on or prior to that day (or is required to execute a counterpart of the Subsidiary Guaranty on that date) and that has not been released therefrom in accordance with the terms hereof.

Subsidiary Guaranty means the guaranty issued by various Subsidiaries of the Company, a copy of which is attached as Exhibit B.

Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than (a) customary indemnification obligations arising in the ordinary course of business under leases and other contracts and (b) by endorsements of instruments for deposit or collection in the ordinary course of business), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the principal amount of the debt, obligation or other liability supported thereby and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Suretyship Liability, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Suretyship Liability shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

Swing Line Lender means Bank of America in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under Section 14.9.

Swing Line Loan - see Section 2.4.1.

Target means New Star International Holdings, Inc., a Delaware corporation.

Termination Date means the earlier to occur of (a) December 28  ], 2012 and (b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

Total Outstandings means, at any time, the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Stated Amount of all Letters of Credit.

Type of Loan or borrowing - see Section 2.2.1.  The types of Loans or borrowings under this Agreement are as follows:  Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

Unreimbursed Amount – see Section 2.3.3.

Unrestricted Margin Stock means treasury stock of the Company.

U.S. Pledge Agreement means the pledge agreement among the Parent, the Company, various domestic Subsidiaries and the Administrative Agent, a copy of which is attached as Exhibit D.

1.2      Other Interpretive Provisions.  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)      Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)       The term “including” is not limiting and means “including without limitation.”

(d)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)       Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement), other contractual instruments and organizational documents shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

(f)       This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)       This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties.  Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

(h)       Unless otherwise specified, each reference to a time of day means such time in Chicago, Illinois.

1.3       Allocation of Loans and Percentages at the Effective Time.

(a)       The Company and each Lender agree that, effective at the Effective Time, (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding Loans thereunder (and the participations in Letters of Credit and Swing Line Loans thereunder), shall be allocated among the Lenders in accordance with their respective Percentages.

(b)       To facilitate the allocation described in clause (a), at the Effective Time, (i) all “Revolving Loans” under the Existing Credit Agreement (“Existing Loans”) shall be deemed to be Revolving Loans, (ii) each Lender which is a party to the Existing Credit Agreement (an “Existing Lender”) shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender’s Existing Loans, (iii) each Lender which is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), (iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender which has Existing Loans in excess of such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 8.4 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Company shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the Company at least three Business Days prior to the date of the Effective Time pursuant to the procedures applicable to conversions and continuations set forth in Section 2.2.3 (all as if the Existing Loans were continued or converted at the Effective Time).  To the extent the Company fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Loans shall be Base Rate Loans.

SECTION 2      COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.

2.1       Commitments.  On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make and/or participate in Credit Extensions to the Company as follows:

2.1.1    Revolving Loans.  Each Lender will make loans on a revolving basis to the Company (“Revolving Loans”) from time to time before the Termination Date in such Lender’s Percentage of such aggregate amounts as the Company may from time to time request from all Lenders (it being understood that effective at the Effective Time (and after giving effect to the transactions contemplated by Section 1.3), each Lender shall have outstanding Revolving Loans in an amount equal to its Percentage of the aggregate amount of all outstanding Revolving Loans); provided that the Total Outstandings shall not at any time exceed the Commitment Amount.  Amounts borrowed under this Section may be repaid and thereafter reborrowed until the Termination Date.

2.1.2    L/C Commitment.  (a) The Issuing Lenders will issue standby and commercial letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Lender and the Company (collectively with the Existing Letters of Credit, each a “Letter of Credit”), at the request of and for the account of the Company (or jointly for the account of the Company and (i) the Parent or (ii) any Subsidiary of the Company) from time to time before the date which is 30 days prior to the scheduled Termination Date, and (b) as more fully set forth in Section 2.3, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (x) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $25,000,000 and (y) the Total Outstandings shall not at any time exceed the Commitment Amount.

2.2       Loan Procedures.

2.2.1    Various Types of Loans.  Each Revolving Loan shall be either a Base Rate Loan or a Eurodollar Loan (each a “type” of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3.  Eurodollar Loans having the same Interest Period are sometimes called a “Group” or collectively “Groups”.  Base Rate Loans and Eurodollar Loans may be outstanding at the same time; provided that (i) not more than 10 different Groups of Eurodollar Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $3,000,000 and an integral multiple of $500,000.  All borrowings, conversions and repayments of Loans shall be effected so that each Lender will have a pro rata share (according to its Percentage) of all types and Groups of Revolving Loans.

2.2.2   Borrowing Procedures.  The Company shall give written notice or telephonic notice (followed promptly by written confirmation thereof) to the Administrative Agent of each proposed borrowing of Revolving Loans not later than (a) in the case of a Base Rate borrowing, 10:00 A.M. on the proposed date of such borrowing, and (b) in the case of a Eurodollar Rate borrowing, 10:00 A.M. at least three Business Days prior to the proposed date of such borrowing.  Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar Rate borrowing, the initial Interest Period therefor.  Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof.  Not later than 1:00 p.m. on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the requested amount to the Company on the requested borrowing date.  Each borrowing shall be on a Business Day.  Each  borrowing of Revolving Loans shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $100,000.

2.2.3   Conversion and Continuation Procedures.  (a) Subject to the provisions of Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(i)           elect, as of any Business Day, to convert any outstanding Revolving Loan into a Loan of the other type; or

(ii)          elect, as of the last day of the applicable Interest Period, to continue any Group of Eurodollar Loans having an Interest Period expiring on such day (or any part thereof in an aggregate amount not less than $3,000,000 or a higher integral multiple of $500,000) for a new Interest Period.

(b)          The Company shall give written or telephonic (followed promptly by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 10:00 a.m. on the proposed date of such conversion; and (ii) in the case of a conversion into or continuation of Eurodollar Loans, 10:00 a.m. at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(1)	the proposed date of conversion or continuation;

(2)	the aggregate amount of Revolving Loans to be converted or continued;

(3)	the type of Revolving Loans resulting from the proposed conversion or continuation; and

(4)	in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

(c)          If upon expiration of any Interest Period applicable to any Eurodollar Loan, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loan, the Company shall be deemed to have elected to convert such Eurodollar Loan into a Base Rate Loan effective on the last day of such Interest Period.

(d)       The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

(e)       Unless the Required Lenders otherwise consent, the Company may not elect to have a Loan converted into or continued as a Eurodollar Loan during the existence of any Event of Default or Unmatured Event of Default.

2.3       Letter of Credit Procedures.

2.3.1    L/C Applications.  The Company shall give notice to the Administrative Agent and the applicable Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and such Issuing Lender shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit.  Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender, together with such other documentation as the Administrative Agent or such Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than seven days prior to the scheduled Termination Date) and whether such Letter of Credit is to be transferable.  So long as the applicable Issuing Lender has not received written notice from any party to this Agreement that (a) the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, (b) any Lender has failed to comply with its obligation to fund a participation under Section 2.3.5 or (c) any Lender is at such time a Defaulting Lender (unless, in the case of clause (c), the applicable Issuing Lender has entered into reasonably satisfactory arrangements with the Company or the applicable Defaulting Lender to eliminate such Issuing Lender’s risk with respect to such Defaulting Lender), such Issuing Lender shall issue such Letter of Credit on the requested issuance date.  Each Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit by such Issuing Lender and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder.  Notwithstanding the foregoing or any other provision of this Agreement, no Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect at the Effective Time, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense that was not applicable at the Effective Time and that such Issuing Lender in good faith deems material to it; or

(ii)	the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

2.3.2   Participations in Letters of Credit.  Concurrently with the issuance of each Letter of Credit, the applicable Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender’s Percentage, in such Letter of Credit and the Company’s reimbursement obligations with respect thereto.  For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Lender’s “participation” therein.

2.3.3   Reimbursement Obligations.  The Company hereby unconditionally and irrevocably agrees to reimburse the applicable Issuing Lender through the Administrative Agent for each payment or disbursement made by such Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case by noon on the date that such payment or disbursement is made (the “Honor Date”) or, if the Company does not receive notice of such payment by 10:00A.M. on the Honor Date, by noon on the Business Day following the Honor Date.  If the Company fails to reimburse the L/C Issuer by the date and time specified in the preceding sentence, the Administrative Agent shall promptly notify each Lender of the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Percentage thereof.  In such event, the Company shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on such date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment Amount and the conditions set forth in Section 11.2.1. Any amount not reimbursed on the Honor Date shall bear interest from the Honor Date to the date that such Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%.  The applicable Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of such Issuing Lender to so notify the Company shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.

2.3.4   Limitation on Obligations of Issuing Lenders.  In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Lender any liability to the Company or any Lender and shall not reduce or impair the Company’s reimbursement obligations set forth in Section 2.3.3 or the obligations of the Lenders pursuant to Section 2.3.5.

2.3.5   Funding by Lenders to Issuing Lenders.  If an Issuing Lender makes any payment or disbursement under any Letter of Credit and such payment or disbursement is not reimbursed (by the making of Base Rate Loans or otherwise) by the date and time specified in the first sentence of Section 2.3.3) or if any reimbursement received from the Company in respect of a payment or reimbursement under any Letter of Credit is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender shall be obligated to fund its participation in such Letter of Credit by paying to the Administrative Agent for the account of such Issuing Lender its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment by any Lender shall diminish the obligations of the Company under Section 2.3.3), and upon notice from the applicable Issuing Lender, the Administrative Agent shall promptly notify each other Lender of such obligation.  Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the applicable Issuing Lender’s account the amount of such other Lender’s Percentage of such payment or disbursement.  If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M. on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the applicable Issuing Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.  Any Lender’s failure to make available to the Administrative Agent its Percentage of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Percentage of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender’s Percentage of any such payment or disbursement.

2.3.6   Information regarding Letters of Credit.  Each Issuing Lender agrees, upon request of the Administrative Agent, to deliver to the Administrative Agent a list of all outstanding Letters of Credit issued by such Issuing Lender, together with such information related thereto as the Administrative Agent may reasonably request.  The Administrative Agent agrees, upon request of any Lender, to deliver to such Lender a list of all outstanding Letters of Credit, together with such information related thereto as such Lender may reasonably request.

2.3.7   Joint Applications.  If the Company requests the issuance of any Letter of Credit for the account of the Parent or one of the Company’s Subsidiaries, the Parent or such Subsidiary shall be deemed to be a joint applicant on such Letter of Credit and shall be jointly and severally obligated to reimburse the applicable Issuing Lender (through the Administrative Agent) for any payment or disbursement in respect of such Letter of Credit (and references in this Section 2.3 to the Company shall, to the extent appropriate, be deemed to include the Parent or such Subsidiary with respect to such Letter of Credit).

2.3.8   Applicability of ISP and UCP.   Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

2.4      Swing Line Loans.

2.4.1   Swing Line Loans.  Subject to the terms and conditions of this Agreement, the Swing Line Lender may from time to time, in its discretion, make loans to the Company (collectively the “Swing Line Loans” and individually each a “Swing Line Loan”) in accordance with this Section 2.4 in an aggregate amount not at any time exceeding $15,000,000; provided that the Total Outstandings shall not at any time exceed the Commitment Amount.  Amounts borrowed under this Section 2.4 may be borrowed, repaid and (subject to the agreement of the Swing Line Lender) reborrowed until the Termination Date.

2.4.2   Swing Line Loan Procedures.  The Company shall give written or telephonic notice to the Administrative Agent (which shall promptly inform the Swing Line Lender) of each proposed Swing Line Loan not later than 12:00 noon on the proposed date of such Swing Line Loan.  Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date (which shall be a Business Day) and amount (which shall be an integral multiple of $100,000) of such Swing Line Loan.  So long as the Swing Line Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the making of such Swing Line Loan have not been satisfied, the Swing Line Lender may make the requested Swing Line Loan.  If the Swing Line Lender agrees to make the requested Swing Line Loan, the Swing Line Lender shall pay over the requested amount to the Company on the requested borrowing date.  Concurrently with the making of any Swing Line Loan, the Swing Line Lender shall be deemed to have sold and transferred, and each other Lender shall be deemed to have purchased and received from the Swing Line Lender, an undivided interest and participation to the extent of such other Lender’s Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).

2.4.3   Refunding of, or Funding of Participations in, Swing Line Loans.  The Swing Line Lender may at any time, in its sole discretion, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent (with a copy to the Company) requesting that each Lender (including the Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan) in such Lender’s Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay Swing Line Loans); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Lender (other than the Swing Line Lender) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Administrative Agent for the account of the Swing Line Lender an amount equal to such Lender’s Percentage of such Swing Line Loans.  If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M. on the Business Day on which such Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.  Any Lender’s failure to make available to the Administrative Agent its Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender’s Percentage of any such amount.

2.4.4   Repayment of Participations.  Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from or on behalf of the Company (a) in reimbursement of any Swing Line Loan with respect to which a Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Lender’s participation therein or (b) in payment of any interest on a Swing Line Loan, the Administrative Agent will pay to such Lender its pro rata share (according to its Percentage) thereof (and the Swing Line Lender shall receive the amount otherwise payable to any Lender which did not so pay the Administrative Agent the amount of such Lender’s participation in such Swing Line Loan).

2.4.5   Participation Obligations Unconditional.  (a) Each Lender’s obligation to make available to the Administrative Agent for the account of the Swing Line Lender the amount of its participation interest in all Swing Line Loans as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof, (iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.

(b)      Notwithstanding the provisions of clause (a) above, no Lender shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

2.5      Commitments Several.  The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.6      Certain Conditions.  Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Credit Extension if an Event of Default or Unmatured Event of Default exists or would result therefrom.

SECTION 3      RECORDKEEPING.

Each Lender shall record in its records the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end.  The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount of the unpaid Loans made by such Lender.  The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder to repay the principal amount of the Loans made by such Lender together with all interest accruing thereon.

SECTION 4      INTEREST.

4.1      Interest Rates.  The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is advanced until such Loan is paid in full as follows:

(a)       in the case of Revolving Loans, (i) at all times such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and (ii) at all times such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect; and

(b)      in the case of Swing Line Loans, at a rate per annum equal to the Base Rate from time to time in effect;

provided that, at the written request of the Required Lenders, at any time an Event of Default exists the interest rate applicable to each Loan shall be increased by 2%.

4.2      Interest Payment Dates.  Accrued interest on each Base Rate Loan and Swing Line Loan shall be payable in arrears on the last Business Day of each calendar quarter and at maturity.  Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with an Interest Period of more than three months), on each three-month anniversary of the first day of such Interest Period) and at maturity.  After maturity, accrued interest on all Loans shall be payable on demand.

4.3      Setting and Notice of Eurodollar Rates.  The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender.  Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.  The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing in reasonable detail the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

4.4      Computation of Interest.  All determinations of interest for Base Rate Loans and Swing Line Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.  All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.  The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5    FEES.

5.1      Commitment Fee.  The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, for the period from the date on which the Effective Time occurs to the Termination Date, at a rate per annum equal to the Commitment Fee Rate in effect from time to time of the daily average of such Lender’s Percentage of the unused amount of the Commitment Amount.  For purposes of calculating usage under this Section, the Commitment Amount shall be deemed used to the extent of the sum of the aggregate outstanding principal amount of all Revolving Loans (but not Swingline Loans) and the Stated Amount of Letters of Credit at such time.  Such shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for any period then ending for which such commitment fee shall not have theretofore been paid.  The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2      Letter of Credit Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of the Lenders pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit in an amount equal to the LC Fee Rate per annum in effect from time to time of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, at the written request of the Required Lenders, at any time an Event of Default exists the rate applicable to each Letter of Credit shall be increased by 2%.  Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (and, if any Letter of Credit remains outstanding on the Termination Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b)      The Company agrees to pay each Issuing Lender a fronting fee for each Letter of Credit issued by such Issuing Lender in the amount separately agreed to between the Company and such Issuing Lender.

(c)       In addition, with respect to each Letter of Credit, the Company agrees to pay to the applicable Issuing Lender, for its own account, such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

5.3       Up-Front Fees.  The Company agrees to pay to the Lead Arranger for the account of the Lenders such up-front fees as have been previously agreed to by the Company, the Administrative Agent, the Lead Arranger and the Lenders.

5.4      Administrative Agent’s and Lead Arranger’s Fees.  The Company agrees to pay to the Administrative Agent and the Lead Arranger such fees as are mutually agreed to from time to time by the Company, the Administrative Agent and the Lead Arranger.

SECTION 6     REPAYMENT OF LOANS; REDUCTION AND TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

6.1      Repayment of Loans.

(a)       All Revolving Loans shall be repaid in full on the Termination Date.

(b)       All Swing Line Loans shall be repaid in full promptly following demand by the Swing Line Lender (and, in any event, on the Termination Date).

6.2       Changes in the Commitment Amount.

6.2.1    Voluntary Reductions and Termination of the Commitment Amount.  The Company may from time to time on at least three Business Days’ prior written notice (or such lesser time as is approved by the Administrative Agent) received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce (subject to any subsequent permitted increase in the Commitment Amount pursuant to Section 6.2.2) the Commitment Amount to an amount not less than the Total Outstandings.  Any such reduction shall be in an amount not less than $3,000,000 or a higher integral multiple of $1,000,000.  The Company may at any time on like notice terminate the Commitments upon payment in full of all Revolving Loans and Swing Line Loans and all other obligations of the Company hereunder in respect of such Loans and cash collateralization in full or the issuance of backstop letters of credit, pursuant to documentation in form and substance reasonably satisfactory to the Issuing Lenders, of all obligations arising with respect to the Letters of Credit.  All reductions of the Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective Percentages.

6.2.2   Increase in the Commitment Amount.

(a)       Notwithstanding any other provision of this Agreement (including Section 15.1), the Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit G, request that the Commitment Amount be increased; provided that (i) the aggregate amount of all such increases during the term of this Agreement shall not exceed $150,000,000 and (ii) any such increase in the Commitment Amount shall be in an integral multiple of $5,000,000.

(b)       Any increase in the Commitment Amount may be effected by (i) increasing the Commitment of one or more Lenders which have agreed to such increase and/or (ii) subject to clause (d), adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment in an amount agreed to by any such Additional Lender.

(c)      Any increase in the Commitment Amount pursuant to this Section 6.2.2 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the date on which the Administrative Agent has received and acknowledged receipt of the applicable increase letter in the form of Annex 1 (in the case of an increase in the Commitment of an existing Lender) or Annex 2 (in the case of the addition of an Additional Lender) to Exhibit G.

(d)      No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and, if such Additional Lender will have a Commitment, the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld), and no increase in the Commitment Amount may be effected if an Event of Default or an Unmatured Event of Default exists on the date of such proposed increase.

(e)       The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the Commitment Amount pursuant to this Section 6.2.2 and of the Commitment and Percentage of each Lender after giving effect thereto.  The parties hereto agree that, notwithstanding any other provision of this Agreement (including Section 15.1), the Administrative Agent, the Company, each Additional Lender and each increasing Lender, as applicable, may make arrangements to stage the timing of any such increase, or to cause an Additional Lender or an increasing Lender to temporarily hold risk participations in the outstanding Revolving Loans of the other Lenders (rather than fund its Percentage of all outstanding Revolving Loans concurrently with the applicable increase), in each case with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Commitment Amount.  The Company acknowledges that if, as a result of a non-pro-rata increase in the Commitment Amount, any Revolving Loans are prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 8.4.

6.3       Prepayments.

6.3.1    Voluntary Prepayments.  The Company may from time to time prepay Loans in whole or in part, without premium or penalty; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 10:00 A.M. (or, in the case of prepayment of Swing Line Loans, 12:00 noon) on the date of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.  Each partial prepayment of Revolving Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000.  Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

SECTION 7    MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1      Making of Payments.  All payments of principal of or interest on the Loans, and of all commitment fees and Letter of Credit fees, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day.  The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender.  All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto.

7.2      Application of Certain Payments.  Subject to the requirements of Section 6.3, each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion.  Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3      Due Date Extension.  If any payment of principal or interest with respect to any of the Loans, or of commitment fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4      Setoff.  The Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.

7.5      Proration of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 15.9 or any payment to the Swing Line Lender in respect of a Swing Line Loan) on account of principal of or interest on any of its Loans (or on account of its participation in any other Credit Extension) in excess of its pro rata share (in accordance with the terms of this Agreement) of payments and other recoveries obtained by all Lenders on account of principal of and interest on their respective Loans (or such participations) then held by them, such Lender shall purchase from the other Lenders such participation in the Loans (or sub-participations in the other Credit Extensions) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them according to their respective Percentages; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6      Taxes.  (a) Provided that a Lender, Participant or Assignee has complied in all material respects with its obligations pursuant to Section 7.6(c) and (d) and Section 14.10, all payments by the Company of principal of, and interest on, the Loans and all other amounts payable hereunder to such Lender, Participant or Assignee shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges with respect thereto of any nature whatsoever imposed by any taxing authority (other than franchise taxes, branch profits taxes and other taxes imposed on or measured by net income, net profits or receipts)(all non-excluded items being called “Taxes”).  If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

(i)           pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)          promptly forward to the Administrative Agent a certified copy of an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii)         (except to the extent such withholding or deduction would not be required if such Lender’s, Participant’s or Assignee’s Exemption Representation were true and such Lender, Participant or Assignee or the Administrative Agent had properly completed and delivered the necessary forms to the Company as required by Sections 7.6(d) and 14.10(a) through (c) to establish that it was not subject to any deduction or withholding) pay to the Administrative Agent for the account of such Lender, Participant or Assignee such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender, Participant or Assignee will equal the full amount such Lender, Participant or Assignee would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender, Participant or Assignee with respect to any payment received by the Administrative Agent or such Lender, Participant or Assignee hereunder, the Administrative Agent or such Lender, Participant or Assignee may pay such Taxes and the Company will (except to the extent such Taxes are payable by a Lender, Participant or Assignee and would not have been payable if such Lender’s, Participant’s or Assignee’s Exemption Representation were true and such Lender, Participant or Assignee or the Administrative Agent had properly completed and delivered the necessary forms to the Company as required by Sections 7.6(d) and 14.10(a) through (c) to establish that it was not subject to any deduction or withholding) promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

(b)       If the Company fails to pay any Taxes payable hereunder when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender, Participant or Assignee the required receipts or other required documentary evidence, the Company shall indemnify such Lender, Participant or Assignee for any incremental Taxes, interest or penalties that may become payable by such Lender, Participant or Assignee as a result of any such failure; provided that the Company will not pay any Taxes (nor any interest or penalty relating thereto) that would not have been payable if such Lender’s, Participant’s or Assignee’s Exemption Representation were true and such Lender, Participant or Assignee had properly completed and delivered the necessary forms to the Company as required by Sections 7.6(d) and 14.10(a) through (c) to establish that it was not subject to any deduction or withholding.  For purposes of this Section 7.6, a distribution hereunder by the Administrative Agent or any Lender, Participant or Assignee to or for the account of any Lender, Participant or Assignee shall be deemed a payment by the Company.

(c)       Each Lender, Participant and Assignee represents and warrants (such Lender’s, Participant’s or Assignee’s “Exemption Representation”) to the Company and the Administrative Agent that, as of the date of this Agreement (or (i) in the case of an Assignee, the date it becomes a party hereto or (ii) in the case of a Participant, the date it purchases a participation hereunder), it is entitled to receive payments hereunder without any deduction or withholding in respect of any Taxes pursuant to any applicable law, rule or regulation.

(d)      In addition to satisfying the requirements of Section 14.10(a) through (c), upon the request from time to time of the Company or the Administrative Agent, each Lender, Participant and Assignee that is organized under the laws of a jurisdiction other than the United States of America shall, to the extent it may lawfully do so, execute and deliver to the Company and the Administrative Agent two or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-9, W-8BEN or W-8ECI or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender, Participant or Assignee is exempt from withholding or deduction of Taxes.

(e)       The Administrative Agent and each Lender, Participant or Assignee, as applicable, shall promptly and diligently pursue any available refund that, in the reasonable and good faith determination of the Administrative Agent or such Lender, Participant or Assignee, as applicable, is attributable to any tax with respect to which the Company has made a payment pursuant to this Agreement, and shall promptly remit immediately available funds to the Company in an amount equal to any such refund (including any interest received thereon).

7.7      Non-Receipt of Funds by Administrative Agent.  Unless the Company or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If a Lender or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate until the third Business Days after demand by the Administrative Agent and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by the Company, the interest rate applicable to the relevant obligation (of, if no interest rate is so specified, the Base Rate from time to time in effect).

SECTION 8     INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

8.1      Increased Costs.  (a)  If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

(A)        shall subject any Lender (or any Eurodollar Office of such Lender) to any additional tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of any franchise tax, branch profits tax or other tax imposed on or measured by the net income, net profits or receipts of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender’s principal executive office or Eurodollar Office is located, in which such Lender is organized or in which such Lender is doing business); or

(B)         shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

(C)         shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the FRB, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement, then within 10 Business Days after written demand to the Company by such Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

(b)      If any Lender shall reasonably determine that (i) the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, (ii) any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case having effect after the date hereof, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 Business Days after written demand to the Company by such Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

(c)       Notwithstanding the foregoing provisions of this Section 8.1, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 8.1 within 180 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 180 days before the date on which such Lender notifies the Company of such event or circumstance.

8.2      Basis for Determining Interest Rate Inadequate or Unfair.  If with respect to any Interest Period:

(a)      deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination, if made in good faith, shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

(b)      the Required Lenders advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Eurodollar Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1);

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans, (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan and (iii) the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and, if the Company fails to so revoke any such request, such request shall be deemed to be a request for a borrowing of Base Rate Loans.

8.3      Changes in Law Rendering Eurodollar Loans Unlawful.  If, after the date hereof, any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender’s pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances), (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event,  on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan and (c) the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and, if the Company fails to so revoke any such request, such request shall be deemed to be a request for a borrowing of Base Rate Loans.  Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an “Affected Loan”) shall remain outstanding as a Base Rate Loan for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

8.4      Funding Losses.  The Company hereby agrees that upon written demand by any Lender (which demand shall be accompanied by a written statement setting forth in reasonable detail the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or continue, or to convert any Loan into, a Eurodollar Loan on a date specified therefor in a notice of borrowing, continuation or conversion pursuant to this Agreement (including as a result of any revocation of a request for a borrowing of, conversion to or continuation of Eurodollar Loans pursuant to Section 8.2 or 8.3, regardless of whether the Company borrows Base Rate Loans in lieu of the requested Eurodollar Loans).  For purposes of this Section 8.4, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5      Right of Lenders to Fund through Other Offices.  Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan; provided that in such event, for purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

8.6      Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for  purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

8.7      Mitigation of Circumstances; Replacement of Affected Lender.  (a)  Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent).  Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender’s good faith judgment, be otherwise disadvantageous to such Lender.  Notwithstanding any provision of Section 7.6 or 8.1, no Lender shall be entitled to request any payment pursuant to either such Section unless such Lender is generally demanding payment under comparable provisions of its agreements with similarly-situated borrowers of similar credit quality.

(b)      At any time any Lender is an Affected Lender or would be an Affected Lender but for not having given notice to the Company, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its participation (if any) in Swing Line Loans and Letters of Credit, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the outstanding principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid commitment fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

8.8      Conclusiveness of Statements; Survival of Provisions.  Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error.  Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans cancellation or expiration of the Letters of Credit and any termination of this Agreement.

SECTION 9        REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue or participate in Letters of Credit hereunder, the Parent and the Company represent and warrant to the Administrative Agent and the Lenders that:

9.1      Organization, etc.  The Parent is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the State of Delaware; each Subsidiary is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and each of the Parent and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

9.2      Authorization; No Conflict.  The execution and delivery by each of the Parent and the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each other Loan Party of each Loan Document to which it is a party and the performance by each Loan Party of its obligations under each Loan Document to which it is a party are within the organizational powers of such Loan Party, have been duly authorized by all necessary organizational action on the part of such Loan Party (including any necessary shareholder, partner or member action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, injunction, decree or judgment of any court or other government agency which is binding on any Loan Party, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of such Loan Party or of any loan or credit agreement, indenture, or other material instrument or document which is binding on such Loan Party or any other Subsidiary or any property of any of the foregoing or (c) result in, or require, the creation or imposition of any Lien on any property of any Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents).

9.3      Validity and Binding Nature.  Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4       Financial Condition.  (a) The audited consolidated financial statements of the Parent and its Subsidiaries as at December 30, 2006, copies of which have been delivered to each Lender, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended and (b) the unaudited consolidated financial statements of the Parent and its Subsidiaries as at September 27, 2007, copies of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended.

9.5       No Material Adverse Change.  Since December 30, 2006, there has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole.

9.6       Litigation and Contingent Liabilities.  No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against the Parent or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6.  Other than any liability incident to such litigation or proceedings, neither the Parent nor any Subsidiary has any material contingent liabilities as of the date hereof not listed in such Schedule 9.6.

9.7      Ownership of Properties; Liens.  Except as set forth in Schedule 9.7, each of the Parent and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, in each case necessary for the conduct of its business (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims which are pending or, to the knowledge of the Parent or any Subsidiary, threatened with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

9.8      Subsidiaries.  As of the date hereof, the Parent has no Subsidiaries except those listed in Schedule 9.8; and the Parent has no direct Subsidiary other than the Company.

9.9      Pension Plans.  (a)  During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Credit Extension hereunder, (i) no steps have been taken to terminate any Pension Plan, other than any such termination pursuant to Section 4041(b) of ERISA, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect.

(b)      All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Parent or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Parent nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and neither the Parent nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10    Investment Company Act.  Neither the Parent nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

9.11    Regulation U.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock; and neither the Parent nor any Subsidiary owns any Margin Stock other than Unrestricted Margin Stock.

9.12    Taxes.  Each of the Parent and each Subsidiary has filed all United States federal tax returns and other material tax returns required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such tax returns, taxes, fees or other charges (i) that are not delinquent and (ii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

9.13    Solvency, etc.  (a) At the Effective Time (and after giving effect to any right of contribution and subrogation), (i) the present fair saleable value of each Loan Party’s assets will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (ii) each Loan Party will be “solvent,” will be able to pay its debts as they mature, will own property with “fair saleable value” greater than the amount required to pay its debts as they become absolute and matured and will not have “unreasonably small capital” with which to carry on its business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

(b)      Immediately prior to and after giving effect to the making of each Credit Extension hereunder and the use of proceeds thereof, (i) the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, will exceed the amount that will be required to pay the probable liability of the consolidated debts and other liabilities, contingent or otherwise, of the Loan Parties, as such debts and other liabilities become absolute and matured, and (ii) the Loan Parties, on a consolidated basis, will be “solvent,” will be able to pay their consolidated debts as they mature, will own consolidated property with “fair saleable value” greater than the amount required to pay their consolidated debts as they become absolute and matured and will not have “unreasonably small capital” on a consolidated basis with which to carry on their business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

9.14    Environmental Matters.  The Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent has reasonably concluded that, except as specifically disclosed in Schedule 9.14, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, have a Material Adverse Effect.

9.15    Information.  All information heretofore or contemporaneously herewith furnished in writing by the Parent or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made as of the dates thereof (it being recognized by the Administrative Agent and the Lenders that (a) any projections and forecasts provided by the Parent or any Subsidiary are based on good faith estimates and assumptions believed by the Parent or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Parent or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Parent or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of the Parent or the acquiring Subsidiary after reasonable inquiry).

9.16    No Default.  No Loan Party is in default under any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have a Material Adverse Effect.  No Event of Default or Unmatured Event of Default exists.

9.17    No Burdensome Restrictions.  No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 10     COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1    Reports, Certificates and Other Information.  Furnish to the Administrative Agent (which will promptly forward copies thereof to each Lender):

10.1.1 Audit Report.  Promptly when available and in any event within 90 days after the close of each Fiscal Year:  (a) a copy of the annual audit report of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year reported on without a “going concern” exception, or a qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent auditors of recognized standing selected by the Parent and reasonably acceptable to the Required Lenders; and (b) consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flow for the Parent and its Subsidiaries for such Fiscal Year, certified by a Responsible Financial Officer of the Parent.

10.1.2 Quarterly Reports.  Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and  cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by a Responsible Financial Officer of the Parent.

10.1.3 Compliance Certificates.  Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, (a) a duly completed compliance certificate in the form of Exhibit A, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Financial Officer of the Parent, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (b) an updated organizational chart listing all Subsidiaries and the jurisdictions of their respective organization.

10.1.4 Reports to SEC and to Shareholders.  Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Lender upon request therefor); copies of all registration statements of the Parent or any Subsidiary filed with the SEC; and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Parent or any Subsidiary.

10.1.5 Notice of Default, Litigation, ERISA and Environmental Matters.  Promptly upon any Responsible Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Parent or the Subsidiary affected thereby with respect thereto:

(a)       the occurrence of an Event of Default or an Unmatured Event of Default;

(b)      any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Parent to the Lenders which has been instituted or, to the knowledge of the Parent or the Company, is threatened against the Parent or any Subsidiary or to which any of the properties of any thereof is subject which (i) has a reasonable likelihood of being adversely determined and (ii) if so determined, would reasonably be expected to have a Material Adverse Effect;

(c)       the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan (excluding the Star Termination), or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event (excluding the Star Termination) with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated (except for the Star Termination), or that any such plan is or may become insolvent;

(d)      any cancellation (without replacement) or material change in any material insurance maintained by the Parent or any Subsidiary;

(e)      any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; or

(f)       any setoff, claim (including any Environmental Claim), withholding or other defense to which any material portion of the collateral granted under any Collateral Document, or the Administrative Agent’s or the Lenders’ rights with respect to any material portion of such collateral, are subject.

10.1.6 Subsidiaries.  Promptly upon any change in the list of its Subsidiaries from that set forth on Schedule 9.8 (or in the most recent notice pursuant to this Section), notification of such change.

10.1.7 Management Reports.  Promptly upon the request of the Administrative Agent or any Lender, copies of all detailed financial and management reports submitted to the Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Parent.

10.1.8 Projections.  As soon as practicable and in any event within 30 days after the commencement of each Fiscal Year, financial projections for the Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Parent to the Administrative Agent prior to the Effective Time.

10.1.9 Other Information.  From time to time such other information concerning the Parent and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

10.2    Books, Records and Inspections.  Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable prior notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to inspect any or all of its offices, properties and operations, to discuss its financial matters with its officers and its independent auditors (and the Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof whether or not any representative of the Parent or any Subsidiary is present), and to examine (and, at the expense of the Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records; and permit, and cause each Subsidiary to permit, the Administrative Agent to perform periodic field examinations of the Parent and its Subsidiaries at such times as the Administrative Agent or the Required Lenders (in each case in consultation with the Company) may elect; provided that the Loan Parties shall not be obligated to pay for more than one field examination in any Fiscal Year (excluding any field examination conducted at a time when any Event of Default exists).

10.3    Insurance.  Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Parent and its Subsidiaries.

10.4    Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities.  (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws, rules, regulations, decrees, orders, judgments, licenses, material contracts and permits, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all United States federal taxes and all other material taxes and governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property, other than Liens permitted by Section 10.8; provided that the foregoing shall not require the Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

10.5    Maintenance of Existence, etc.  Maintain and preserve, and (subject to Section 10.10) cause each Subsidiary to maintain and preserve, (a) its existence and, if applicable, good standing in the jurisdiction of its formation; provided that any Subsidiary (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders), and (b) its qualification and good standing as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

10.6    Financial Covenants.

10.6.1 Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than 1.25 to 1.0.

10.6.2 Leverage Ratio.  Not permit the Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.50 to 1.0.

10.7    Limitations on Debt.  Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a)      obligations under this Agreement and the other Loan Documents;

(b)      unsecured seller Debt which represents all or part of the purchase price payable in connection with a transaction permitted by Section 10.10(c); provided that (i) the aggregate outstanding principal amount of all such Debt shall not at any time exceed $15,000,000 and (ii) all such Debt shall have terms that are reasonably acceptable to the Administrative Agent;

(c)       Debt secured by Liens permitted by Section 10.8(d); provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $2,000,000;

(d)       Debt of Subsidiaries owed to the Parent or any other Subsidiary;

(e)       Hedging Obligations of the Company or any Subsidiary incurred in the ordinary course of business for bona fide hedging purposes and not for speculation;

(f)       unsecured Debt of the Company to Subsidiaries;

(g)       Subordinated Debt;

(h)       Debt existing on the date hereof and listed on Schedule 10.7(h), and refinancings, amendments, restatements, supplements, refundings, renewals or extensions of any such Debt so long as the principal amount of such Debt (as so refinanced or otherwise modified) is not increased and the terms applicable to such Debt (as so refinanced or otherwise modified) are no less favorable to the Company or the applicable Subsidiary in any material respect than the terms in effect immediately prior to such refinancing or other modification (except that interest and fees payable with respect to such Debt (as so refinanced or modified) may be at the then-prevailing market rates);

(i)       Debt from the Parent owing to the Company solely to the extent that the proceeds of such Debt are used by the Parent to pay its taxes and reasonable accounting, legal and corporate overhead expenses, in each case as they become due;

(j)       subject to the limitations set forth in Section 10.8(k), Debt arising under Capital Leases;

(k)       Suretyship Liabilities permitted by Section 10.19; and

(l)       other Debt in an aggregate principal amount not to exceed $25,000,000 at any time.

10.8    Liens.  Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)       Liens for taxes or other governmental charges not at the time delinquent or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)       Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, landlords, mechanics, repairmen and materialmen and other similar Liens imposed by law, (ii) deposits to secure trade contracts entered into in the ordinary course of business and (iii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with leases, surety bonds, bids, performance bonds and similar obligations) for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings and not involving any deposits (other than deposits in the ordinary course of business that are customary with respect to the type of obligations secured and deposits permitted by Section 10.19(f), but excluding bonds of the types described in subsection (e) below) or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

(c)      Liens identified in Schedule 10.8 and Liens securing refinancings, refundings, renewals, replacements or extensions of the Debt originally secured by such Liens; provided that the amount of Debt secured thereby is not increased;

(d)      subject to the limitations set forth in Section 10.7(c), (i) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (ii) Liens that constitute purchase money security interests on any property securing debt  incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired, and any refinancing, amendment, restatement, supplement, renewal or extension of any such Lien (or the debt secured thereby) so long as the principal amount of the obligations secured by such Lien is not increased and such Lien does not extend to any other property of the Company or any Subsidiary;

(e)       attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)       leases, subleases, encroachments, subdivisions, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(g)      Liens in favor of the Administrative Agent arising under the Loan Documents;

(h)      Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(i)        licenses of patents, trademarks, or other intellectual property rights granted in the ordinary course of business;

(j)        any interest or title of a lessor, licensor or sublessor under any lease or license entered into the ordinary course of its business and covering only the assets so leased or licensed;

(k)       Liens arising under Capital Leases, Liens securing Subordinated Debt and other Liens not otherwise permitted by this Section 10.8 so long as the aggregate outstanding principal amount of the obligations secured by the foregoing does not exceed $10,000,000 at any time outstanding;

(l)        Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 10.19;

(m)      Liens securing Debt facilities of Foreign Subsidiaries provided the aggregate outstanding principal amount of all obligations so secured will not at any time exceed $15,000,000; and

(n)       Liens on Unrestricted Margin Stock.

10.9     Restricted Payments.  Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other similar rights in respect of such stock, (c) make any other distribution to any shareholder with respect to such shareholder’s equity interest, (d) pay any principal or interest on, or purchase, redeem or defease, any Subordinated Debt, or (e) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends to the Company or to any other Subsidiary, (ii) the Company or the Parent, as the case may be, may make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under the applicable agreement or instrument governing such Subordinated Debt and any applicable subordination agreement and/or intercreditor agreement, (iii) the Company or any Subsidiary may declare and pay dividends to the Parent to the extent necessary to enable the Parent to pay its taxes, accounting, legal and corporate overhead expenses as they become due, (iv) the Parent and any of its Subsidiaries may (A) purchase, redeem, retire or otherwise acquire shares of its capital stock or warrants or options from current or former officers, directors or employees of the Parent or any of its Subsidiaries upon the death, disability, resignation or termination of employment of such individual in an aggregate amount not to exceed $100,000 in any Fiscal Year and (B) redeem stock or options in connection with its equity plans in an aggregate amount not to exceed $5,000,000 in any Fiscal Year (and the Company may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make such redemptions); (v) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Company and any of its Subsidiaries may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under any applicable subordination agreement and/or intercreditor agreement; (vi) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Parent may declare cash dividends to its shareholders or repurchase shares of its stock from shareholders (such dividends and repurchases “Shareholder Payments”) so long as the amount of dividends declared and stock repurchased in any Computation Period shall not exceed 15% of EBITDA for such Computation Period; and (vii) the Parent may pay cash dividends declared in accordance with the foregoing clause (vi) and the Company may pay dividends to the Parent to the extent necessary to enable the Parent to make Shareholder Payments.

10.10  Mergers, Consolidations, Sales.  Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (except for the sale or lease of inventory in the ordinary course of business) sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition (and the corresponding sale or other transfer) by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) any Permitted Acquisition; (d) sales or assignments of receivables in the ordinary course of business consistent with past practice; (e) sales and other dispositions of Unrestricted Margin Stock; (f) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year (excluding sales and assignments described in clause (a), (b), (d) or (e) above) does not exceed $10,000,000; and (g) Investments permitted by Section 10.19(n).

10.11  Use of Proceeds; Restriction on Margin Stock.  Use the proceeds of the Loans solely to finance the Star Merger, to finance fees and expenses associated with the Star Merger; to refinance existing Debt of the Company and the Target; and to finance the working capital of the Company and its Subsidiaries, to pay expenses and fees on connection with the refinancing of the existing Debt, for permitted capital expenditures, to make Permitted Acquisitions and for other general corporate purposes; and not purchase or otherwise acquire, directly or indirectly, any Margin Stock other than Unrestricted Margin Stock.

10.12  Further Assurances.  Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements, mortgages, deeds of trust, Collateral Access Agreements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates, notes and other collateral with respect to which perfection is customarily obtained by possession, and the delivery of opinions of counsel with respect to any of such documents) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents and any Hedging Obligations of the Company owing to any Lender or any Affiliate of any Lender are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Company and guaranteed by all of the Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Subsidiary Guaranty; provided that no Foreign Subsidiary shall have an obligation to execute a counterpart of the Subsidiary Guaranty; and (ii) the obligations of the Parent under the Parent Guaranty and of each Subsidiary Guarantor under the Subsidiary Guaranty and any Hedging Obligations of the Parent or such Subsidiary Guarantor owing to any Lender or any Affiliate of any Lender are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Parent or such Subsidiary Guarantor.  Notwithstanding the foregoing or any other provision of any Loan Document, (a) without limiting clause (c) below, neither the Parent, the Company nor any other domestic Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Subsidiary; (b) no Foreign Subsidiary shall be required to pledge any of its assets, including the stock of any other Foreign Subsidiary; and (c) unless requested by the Administrative Agent or the Required Lenders, neither the Company nor any domestic Subsidiary shall be required to pledge any stock of Middleby Japan Corporation, G.S. Blodgett International, Limited, Fab Asia, Middleby Korea Corporation, Middleby China Corporation, Middleby España, S.L. or any other Foreign Subsidiary created or acquired after the date hereof.

10.13  Transactions with Affiliates.  Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Parent and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided that the Parent may reimburse reasonable expenses and pay reasonable compensation and provide indemnification and insurance to its officers and directors consistent with past practice.

10.14  Employee Benefit Plans.  Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

10.15  Environmental Laws.  Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in material compliance with all Environmental Laws (other than Immaterial Laws).

10.16  Unconditional Purchase Obligations.  Not, and not permit any Subsidiary to, enter into or be a party to any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Parent or any Subsidiary from entering into options for the purchase of particular assets or businesses.

10.17  Inconsistent Agreements.  Not, and not permit any Subsidiary to, enter into any loan or credit agreement, indenture or other material instrument or document containing any provision which (a) would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by the Company hereunder or by the performance by the Parent, the Company or any other Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Parent, the Company or any other domestic Subsidiary from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any of its assets (other than (i) any prohibition with respect to an asset subject to a Lien or purchase money security interest securing Debt permitted by Section 10.7(c) or 10.7(j) or a Lien permitted by Section 10.8(c)), (ii) customary non-assignment provisions in leases not prohibited by the terms of this Agreement), (iii) any prohibition applicable solely to the property or assets of any Foreign Subsidiary and (iv) any prohibition pursuant to customary agreements providing for the licensing of intellectual property by third parties to the Parent or any Subsidiary in the ordinary course of business that restricts the sublicensing, pledge, transfer or assignment of the licensee’s rights thereunder.

10.18  Business Activities.  (a) Not engage in any business activity other than (i) the ownership of the capital stock of the Company and (ii) activities incidental thereto and (b) not permit any Subsidiary to engage in any line of business other than those engaged in by the Company and its Subsidiaries at the Effective Time and businesses reasonably related thereto.

10.19  Advances and Other Investments.  Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

(a)       equity Investments existing at the Effective Time in Subsidiaries identified in Schedule 9.8;

(b)       equity Investments in Subsidiaries (or entities which are to become Subsidiaries) in connection with transactions permitted by Section 10.10(a), (b) or (c);

(c)       in the ordinary course of business, contributions by the Parent to the capital of the Company, by the Company to any of its Subsidiaries or by any such Subsidiary to the capital of any of its Subsidiaries;

(d)      in the ordinary course of business, Investments by the Parent in the Company, by the Company in any of its Subsidiaries or by any Subsidiary in the Company or any other Subsidiary of the Company, by way of intercompany loans, advances or guaranties of the obligations of such other Persons;

(e)       Suretyship Liabilities permitted by Section 10.7;

(f)       good faith deposits and the like made in connection with prospective Acquisitions permitted by Section 10.10;

(g)      Cash Equivalent Investments;

(h)      bank deposits in the ordinary course of business and consistent with past practice; provided that the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts, disbursement accounts or for accounts payable, in each case to the extent that checks have been issued to third parties and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Parent or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such Acquisition) which are maintained by the Parent and its domestic Subsidiaries with any bank that is not a Lender shall not at any time exceed $500,000 in the aggregate;

(i)       Investments received in connection with the creation and collection of receivables in the ordinary course of business;

(j)       Investments set forth on Schedule 10.19;

(k)       Permitted Acquisitions;

(l)       Investments in mutual funds not otherwise permitted by clauses (a) through (k) above in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(m)      Loans to the Parent permitted by Section 10.7(i); and

(n)      other Investments in an aggregate amount (valued at cost) not exceeding $1,000,000 at any time outstanding;

provided that no Investment otherwise permitted by clause (b), (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

10.20  Foreign Subsidiaries.  Not at any time permit more than 25% of its consolidated assets to be owned by, or more than 45% of its consolidated revenues for any Fiscal Quarter to be earned by, Foreign Subsidiaries.

10.21  Amendments to Certain Documents.  Not, and not permit any Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of (a) the Star Acquisition Agreement if such amendment, modification or waiver would adversely affect the interests of the Lenders in any material respect or (b) any agreement or instrument governing any Subordinated Debt which would (i) have the effect of (x) providing for earlier payment in respect of principal or redemptions or otherwise, (y) requiring collateral or guarantees to secure any Subordinated Debt or (z) increasing the interest rate payable with respect to any Subordinated Debt or (ii) otherwise adversely affect the interest of the Lenders in any material respect.

10.22  Real Estate Documents.

(a)      Within 60 days after the Effective Time deliver to the Agent a title insurance date down endorsement and other documents related to real estate collateral as the Administrative Agent may reasonably request.

(b)      In the case of each parcel of real property acquired in fee by the Company or any domestic Subsidiary after the date hereof, deliver to the Administrative Agent promptly after the acquisition of such real property (i) an ALTA Loan Title Insurance Policy issued by an insurer acceptable to the Administrative Agent (and, for purposes hereof, the Administrative Agent acknowledges that Chicago Title Insurance Company and Stewart Title Company are acceptable insurers) or a title insurance binder thereof marked by an authorized representative of such title company, insuring the Administrative Agent’s Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent), (ii) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to in clause (i) and (iii) a flood insurance policy concerning such real property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973.

(c)      In the case of each parcel of real property leased (as lessee) by the Company or any domestic Subsidiary after the Effective Time, use commercially reasonable efforts to deliver, or to cause to be delivered to the Administrative Agent promptly after the effectiveness of such lease, (i) a Collateral Access Agreement from the owner and each mortgagee of such property waiving any landlord’s or mortgagee’s Lien in respect of personal property of any Loan Party kept at the premises subject to such lease (unless the delivery of such Collateral Access Agreement is waived by the Administrative Agent); and (ii) if requested by the Administrative Agent, a leasehold Mortgage for such property and the documents listed in clause (a) above with respect to such property.

SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

11.1   Effectiveness.   This Agreement shall become effective at the time (the “Effective Time”) at which the Administrative Agent shall have received (a) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 15.6; (b) evidence satisfactory to the Administrative Agent that all filings required by the Administrative Agent to perfect the Administrative Agent’s Lien on the collateral under the Collateral Documents have been duly made and are in full force and effect; and (c) all of the following, each duly executed and dated a date satisfactory to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent, and each in sufficient number of signed counterparts to provide one for each Lender.

11.1.1 Resolutions.  Certified copies of resolutions of the Board of Directors (or equivalent governing body) of each of the Parent and the Company authorizing or ratifying the execution, delivery and performance by such Person of each Loan Document to which it is a party.

11.1.2 Other Consents, etc.  Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by each of the Parent and the Company of the documents referred to in this Section 11.

11.1.3 Incumbency and Signature Certificates.  A certificate of the Secretary or an Assistant Secretary of each of the Parent and the Company as of the Effective Time certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

11.1.4 Confirmation.  The Confirmation executed by each Loan Party.

11.1.5 Opinion of Counsel for the Loan Parties.  The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties.

11.1.6 Star Merger.  Certified copies of the Star Acquisition Agreement, together with a certificate from a Responsible Financial Officer certifying that:

(a)       the Star Merger has been, or concurrently with the making of the initial Credit Extensions hereunder will be, consummated in all material respects in accordance with the terms of the Star Acquisition Agreement and in compliance in all material respects with applicable law and regulatory approvals;

(b)      no amendment, waiver or modification has been made to the Star Acquisition Agreement unless approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed and not required for (i) any amendment, waiver or modification to correct an ambiguity or (ii) any amendment, waiver or modification that could not reasonably be expected to adversely affect in any material respect the interests of the Administrative Agent or any Lender under or with respect to the credit facilities provided hereunder);

(c)      the consummation of the Star Merger does not violate in any material respect any statute or regulation of the United States or any other applicable jurisdiction, or any material order, judgment or decree of any court or other Governmental Authority, or result in a breach of, or constitute a default under, any material agreement or indenture, or any material order or decree, affecting the Parent or any Subsidiary; and

(d)      the representations and warranties of the Company and Merger Sub in the Star Acquisition Agreement are true and correct in all material respects.

(e)      To the best of the Company's knowledge, the Company has no right to terminate the Star Acquisition Agreement as a result of the inaccuracy of any representation or warranty made by the Target and Weston Presidio Fund IV, L.P. therein

11.1.7 Compliance Certificate.  A compliance certificate substantially in the form of Exhibit A showing pro forma compliance with the financial covenants set forth in Section 10.6 as of September 29, 2007.

11.1.8 Amendments to Mortgages.  An amendment to each existing Mortgage.

11.1.9 Form U-1.  An appropriately completed Federal Reserve Form U-1 for each Lender.

11.1.10 Other.  Such other documents as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

11.2    Conditions to All Credit Extensions.  The obligation (a) of each Lender to make any Loan and (b) of each Issuing Lender to issue any Letter of Credit is subject to the condition that the Effective Time shall have occurred and to the following further conditions precedent:

11.2.2 Compliance with Representations and Warranties, No Default, etc.  Both before and after giving effect to each Credit Extension, the following statements shall be true and correct:

(a)      the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)      no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

11.2.3 Confirmatory Certificate.  If requested by the Administrative Agent or any Lender (acting through the Administrative Agent), the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Credit Extension and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for a Credit Extension shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Credit Extension), together with such other documents as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request in support thereof.

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

12.1    Events of Default.  Each of the following shall constitute an Event of Default under this Agreement:

12.1.1 Non-Payment of the Loans, etc.  Default in the payment when due of the principal of any Loan; default, and continuance thereof for three Business Days after notice from the applicable Issuing Lender, in the payment when due of any reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

12.1.2 Non-Payment of Other Debt.  Any default shall occur under the terms applicable to any Debt of the Parent or any Subsidiary in an aggregate principal amount (in any case for all such Debt so affected) exceeding $2,500,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to the expiration of any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof (subject to the expiration of any applicable grace period), or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

12.1.3 Bankruptcy, Insolvency, etc.  The Parent or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Parent or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Parent or such Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent or any Subsidiary or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Parent or any Subsidiary, and if such case or proceeding is not commenced by the Parent or such Subsidiary, it is consented to or acquiesced in by the Parent or such Subsidiary, or remains for 60 days undismissed; or the Parent or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

12.1.4 Non-Compliance with Provisions of This Agreement.  (a) Failure by the Parent to comply with or to perform any covenant set forth in Sections 10.2, 10.5(a) (with respect to the Parent or the Company), 10.6 through 10.13, 10.17, 10.18, 10.19 or 10.21; or (b) failure by the Parent to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days (less, in the case of Section 10.1.5(a), the number of days elapsed from the second Business Day after a Responsible Officer obtains knowledge of such failure to the date on which the Company provides the notice required by such Section) after notice thereof to the Company from the Administrative Agent (or any Lender through the Administrative Agent).

12.1.5  Representations and Warranties.  Any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any statement or certificate at any time given by such Loan Party in writing in connection herewith or therewith, is false or misleading in any material respect on or as of the date made or deemed made.

12.1.6 Pension Plans.  (i) Institution of any steps by any Loan Party or any other Person to terminate a Pension Plan (other than in connection with the Star Termination) if as a result of such termination such Loan Party could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Parent and the Controlled Group has incurred on the date of such withdrawal) exceeds $1,000,000.

12.1.7 Judgments.  Final judgments which exceed an aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $2,500,000 shall be rendered against the Parent or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

12.1.8 Invalidity of Subsidiary Guaranty, etc.  The Subsidiary Guaranty or the Parent Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor or the Parent, respectively (unless, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor ceases to be a Subsidiary pursuant to a transaction permitted hereby); any Subsidiary Guarantor or the Parent shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty or the Parent Guaranty, respectively; or any Subsidiary Guarantor or the Parent (or any Person by, through or on behalf of such Subsidiary Guarantor or the Parent) shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty or the Parent Guaranty, respectively, with respect to such Subsidiary Guarantor or the Parent, respectively.

12.1.9 Invalidity of Collateral Documents, etc.  (a) Any Collateral Document shall cease to be in full force and effect with respect to any Loan Party (unless such Loan Party ceases to be a Subsidiary pursuant to a transaction permitted by Section 10.10); (b) any Loan Party shall fail to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party and such failure (i) affects a material portion of the collateral granted under such Collateral Document or (ii) continues for 10 days after a Responsible Officer obtains knowledge thereof; or (c) any Loan Party (or any Person by, through or on behalf of such Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

12.1.10 Change in Control.   A Change in Control shall occur.

12.2    Effect of Event of Default.  If any Event of Default described in Section 12.1.3 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind.  The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.  Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit.  After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

SECTION 13   PARENT GUARANTY

13.1    The Guaranty.  The Parent hereby irrevocably and unconditionally guarantees as a primary obligor the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all Guaranteed Obligations, including all principal of the Loans, all reimbursement obligations in respect of Letters of Credit, all interest on the foregoing and all fees payable hereunder (including all interest and fees accruing after the commencement of a bankruptcy, insolvency or similar proceeding with respect to the Company, regardless of whether such interest or fees constitute an allowed claim in such proceeding) and all other amounts payable hereunder or any other Loan Document.

13.2     Guaranty Unconditional.  The obligations of the Parent under this Section 13 shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)       any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any Subsidiary Guarantor under this Agreement, any other Loan Document or any applicable Hedging Agreement, by operation of law or otherwise (other than payment in full of the Guaranteed Obligations);

(b)      any modification or amendment of or supplement to this Agreement, any other Loan Document or any applicable Hedging Agreement;

(c)      any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company under this Agreement, any other Loan Document or any applicable Hedging Agreement;

(d)      any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement, any other Loan Document or any applicable Hedging Agreement (other than payment in full of the Guaranteed Obligations);

(e)      the existence of any claim, set-off or other right which the Parent may have at any time against the Company, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document,  any applicable Hedging Agreement or any unrelated transaction;

(f)       any invalidity or unenforceability relating to or against the Company for any reason of this Agreement, any other Loan Document or any applicable Hedging Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Loan,  any amounts payable with respect to any Letter of Credit, any other amount payable by it under this Agreement, any other Loan Document or any applicable Hedging Agreement; or

(g)      any other act or omission to act or delay of any kind by the Company, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent’s obligations hereunder.

13.3    Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  The Parent’s obligations hereunder shall remain in full force and effect until the Commitments and all Letters of Credit shall have terminated and all Guaranteed Obligations shall have been paid in full in cash (other than in respect of contingent indemnification obligations with respect to which the Administrative Agent and the Lenders have not asserted a claim against any Loan Party).  If at any time any payment of principal of or interest on any Loan, any amount payable with respect to any Letter of Credit, any other amount payable by the Company under this Agreement, any other Loan Document or any applicable Hedging Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Parent’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

13.4    Waiver by the Parent.  The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

13.5    Delay of Subrogation.  Notwithstanding any payment made by or on behalf of the Parent under this Section 13, the Parent shall not exercise any right of subrogation to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received payment in cash of the full amount of all Guaranteed Obligations, the expiration or termination of all Letters of Credit and the termination of the Commitments.

13.6    Stay of Acceleration.  In the event that acceleration of the time for payment of any amount payable by the Company under this Agreement, any other Loan Document or any applicable Hedging Agreement is stayed upon insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent under this Section 13 forthwith on demand by the Administrative Agent made at the written request of the Required Lenders.

SECTION 14 THE ADMINISTRATIVE AGENT.

14.1    Appointment and Authorization.  (a) Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)      Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith.  Each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lenders.

(c)      The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term “Administrative Agent”, as used in this Section 14, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

14.2    Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.3    Liability of Administrative Agent.  None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Agent-Related Person’s own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or their participants for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates.

14.4    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all of the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and participants.  Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or, if required hereunder, all Lenders) otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate a solicitation for the consent or a vote of the Lenders.

14.5    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”.  The Administrative Agent will promptly notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

14.6    Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company or its Affiliates which may come into the possession of any of the Agent-Related Persons.

14.7    Indemnification.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata based on each Lender’s Percentage, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities to the extent resulting from such Agent-Related Person’s gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for the purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (according to its Percentage) of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that any Loan Party is obligated to, but fails, to reimburse the Administrative Agent therefor (but without limiting such Loan Party’s obligation to so reimburse the Administrative Agent, it being understood that the Administrative Agent shall promptly return to each Lender any amount paid by such Lender pursuant hereto which is subsequently reimbursed by any Loan Party).  The undertaking in this Section shall survive termination of the Commitments, repayment of the Loans, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

14.8    Administrative Agent in Individual Capacity.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent, the Issuing Lender or the Swing Line Lender hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to their Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America were not the Administrative Agent and an Issuing Lender and the Swing Line Lender, and the term “Lender” include Bank of America and its Affiliates, to the extent applicable, in their individual capacities.

14.9    Successor Administrative Agent.  The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor administrative agent for the Lenders.  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.6 and 15.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.  Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as an “Issuing Lender” and the “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

14.10  Withholding Tax.

(a)      The Administrative Agent and any Lender, Participant or Assignee that is a “foreign corporation, partnership or trust” within the meaning of the Code agrees to deliver to the Company and the Administrative Agent, on or prior to the date this Agreement was executed (or if any Assignee or Participant was not a Lender or Participant hereunder immediately prior to such assignment or participation, on or prior to the effective date of the assignment or participation pursuant to which such Assignee or Participant became a Lender or Participant hereunder or if the Administrative Agent is a successor to the original Administrative Agent, on or prior to the date such Person accepts the appointment as Administrative Agent), two properly completed and executed original copies of Internal Revenue Service Forms W-9 and two properly completed and executed copies of either (x) (i) Internal Revenue Service Form W-8BEN, establishing a complete exemption from withholding tax under an applicable United States income tax treaty or (y) Internal Revenue Service Form W-8ECI establishing that payments under this Agreement are exempt from United States withholding tax because such payments are connected with a United States trade or business of the Administrative Agent or such Lender, Participant or Assignee.  The Administrative Agent and each Lender, Participant or Assignee shall also provide, to the extent it may lawfully do so, such other such other forms, certificates, documents and other evidence as may be required under the Code or other laws of the United States.

Each Lender, Participant or Assignee or the Administrative Agent, as the case may be, agrees to promptly notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.  In addition, each Lender, Participant or Assignee or the Administrative Agent, as the case may be, shall, to the extent it may lawfully do so, deliver to the Company and the Administrative Agent two further copies of such Form W-8BEN or W-8ECI or successor applicable forms or other manner of certification on or before the date that any such prior form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Person to the Company and the Administrative Agent.

(b)      If any Lender claims exemption from, or reduction of, withholding tax by providing IRS Form W-8ECI and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder.  To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8ECI as no longer valid.

(c)      If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8BEN with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender hereunder, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d)      If any Lender, Assignee or Participant is entitled to a reduction in the applicable withholding tax, the Company or the Administrative Agent may withhold from any interest payment to such Lender, Assignee or Participant an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation required by clause (a) of this Section are not delivered to the Company or the Administrative Agent, then the Company or the Administrative Agent may withhold from any interest payment to such Lender, Assignee or Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e)      If the IRS or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Company or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender, Assignee or Participant (because the appropriate form was not delivered or was not properly executed, or because such Lender, Assignee or Participant failed to promptly notify the Company or the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender, Assignee or Participant shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Company or the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Company or the Administrative Agent, together with all costs and expenses (including reasonable fees of attorneys for the Company and the Administrative Agent (including the reasonable allocable costs of internal legal services and all reasonable disbursements of internal counsel)).  The obligation of the Lenders, Assignees or Participants under this subsection shall survive the repayment of the Loans, any termination of this Agreement and the resignation or replacement of the Administrative Agent and shall apply to any assignee or successor of the Company.

14.11  Collateral Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 10.8(c), (d) or (l) hereof; or (c) to release any Subsidiary from its obligations under the Subsidiary Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Subsidiary Guaranty, pursuant to this Section 14.11.

14.12  Other Agents.  No Lender identified on the facing page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being the Syndication Agent or the Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.  Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

SECTION 15 GENERAL.

15.1    Waiver; Amendments.  No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders and, in the case of an amendment or other modification, the Company, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment, modification, waiver or consent shall increase the Percentage of any Lender, or increase or extend the Commitment of any Lender, without the consent of such Lender.  No amendment, modification, waiver or consent shall (i) extend the scheduled maturity date of any principal of any Loan or extend the date for payment of any interest on any Loan or any fees payable hereunder, (ii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iii) release (x) the Parent from its obligations under the Parent Guaranty, (y) any Subsidiary from its obligations under the Subsidiary Guaranty (other than with respect to a Subsidiary Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or (z) all or substantially all of the collateral granted under the Collateral Documents or (iv) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of each Lender directly affected thereby.  No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.  No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender.  No provision of this Agreement affecting the Swing Line Lender in its capacity as such shall be amended, modified or waived without the written consent of the Swing Line Lender.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

15.2    Confirmations.  The Company and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding to such Lender.

15.3    Notices.  Except as otherwise provided in Sections 2.2 and 2.4, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 15.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose.  Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.  For purposes of Sections 2.2 and 2.4, the Administrative Agent and the Swing Line Lender shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Lender in good faith believes is a Responsible Officer of the Company, and the Company shall hold the Administrative Agent, the Swing Line Lender and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.4    Computations.  Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 10 for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

15.5    Regulation U.  Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

15.6    Costs, Expenses and Taxes.  The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arranger (including the reasonable fees and charges of counsel for the Administrative Agent and the Lead Arranger and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses and reasonable allocated costs of internal counsel) incurred by the Administrative Agent and each Lender during the existence of an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any amendments, supplements or waivers thereto.  In addition, the Company agrees to pay, and to save the Administrative Agent, the Lead Arranger and the Lenders harmless from all liability for, (a) any stamp or other similar taxes (excluding franchise taxes, branch profits taxes and other taxes imposed on or measured by net income, net profits or receipts) which may be payable in connection with the execution and delivery of this Agreement, the Credit Extensions hereunder, the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith, except as otherwise provided in Section 7.6 or 8.1, and (b) any fees of the Company’s auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2.  All obligations provided for in this Section 15.6 shall survive repayment of the Loans and any termination of this Agreement.

15.7    Subsidiary References.  The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

15.8    Captions.  Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.9    Assignments; Participations.

15.9.1 Assignments.  Any Lender may, with the prior written consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more Eligible Assignees (any Person to whom such an assignment and delegation is to be made being herein called an “Assignee”), all or any fraction of such Lender’s Loans and Commitment in a minimum aggregate amount (in the case of an assignment to an Assignee other than a Lender hereunder) equal to the lesser of (i) the amount of the assigning Lender’s remaining Loans and, without duplication, Commitments and (ii) $5,000,000 (or such lesser amount as the Company and the Administrative Agent may agree in their discretion); provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts), (b) any assignment of all or a portion of a Lender’s Commitment to a Person other than a Lender shall be subject to the prior written consent of the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed), (c) no consent of the Company or the Administrative Agent shall be required in connection with any assignment from a Lender to an Affiliate of such Lender or to another Lender; (d) no consent of the Administrative Agent shall be required in connection with the assignment of all or a portion of a Lender’s Revolving Loans and Commitment to another Lender and (e) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

(w)  the Assignee shall have complied with the requirements set forth in Section 14.10, if applicable,

(x)  five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

(y)  the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit E (an “Assignment Agreement”), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent and, if required, the Company, and

(z)  unless the Assignee is an Affiliate of the assigning Lender, the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto as a Lender with respect to the interest assigned and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder (in addition, if applicable, to rights and obligations previously held by such Lender), and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder (and, in the case of an assignment of all of its Commitments and Loans, shall cease to be a Lender (but shall continue to have all rights and obligations under provisions hereof which by their terms survive the termination hereof)).  Any attempted assignment and delegation not made in accordance with this Section 15.9.1 shall be null and void.

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s office specified for payments pursuant to Section 7.1 a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and reimbursement obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Notwithstanding the foregoing provisions of this Section 15.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans to a Federal Reserve Bank; provided that no such assignment shall (i) release any Lender from any of its obligations hereunder or (ii) substitute any such Federal Reserve Bank for such Lender as a party hereto; and provided, further, that no such Federal Reserve Bank shall be entitled to exercise any right (or shall have any obligation) of a Lender under the Loan Documents unless it becomes a Lender in compliance with the other provisions of this Section 15.9.1.

15.9.2 Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or Swing Line Loan or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”); provided that any Lender selling any such participating interest shall give notice thereof to the Company.  In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain responsible for all of its obligations as a Lender hereunder for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender.  No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 15.1.  Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant.  The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5.  The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater amount pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

15.10  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.11  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

15.12  Successors and Assigns.  This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

15.13  Indemnification by the Company.

(a)      In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Administrative Agent, the Lead Arranger, each Lender and each of the officers, directors, employees, attorneys, Affiliates and agents of the Administrative Agent and each Lender (each a “Lender Party”) free and harmless from and against any and all Indemnified Liabilities, except to the extent that such Indemnified Liabilities arise on account of any such Lender Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b)      All obligations provided for in this Section 15.13 shall survive repayment of the Loans,  any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents, the sale, transfer or conveyance of all or part of the past and present properties and facilities or any circumstances which might otherwise constitute a legal or equitable discharge, in whole or in part, of the Company under this Agreement and any termination of this Agreement.

15.14  Forum Selection and Consent to Jurisdiction.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE  ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF THE PARENT AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION ABOVE; (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO ITS ADDRESS AS DETERMINED PURSUANT TO SECTION 15.3, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS; AND (C) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.15  Waiver of Jury Trial.  EACH OF THE COMPANY, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENTS.

15.16  USA PATRIOT ACT NOTICE.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Parent and the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent and the Company, which information includes the name and address of the Parent and the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Parent and the Company in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MIDDLEBY MARSHALL INC.

By	/s/ Timothy J. Fitzgerald
Title	Chief Financial Officer

THE MIDDLEBY CORPORATION

By	/s/ Timothy J. Fitzgerald
Title	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Suzanne Paul
Title	Vice President

BANK OF AMERICA, N.A., as an Issuing Lender, as Swing Line Lender and as a Lender

By	/s/ Craig W. McGuire
Title	Senior Vice President

WELLS FARGO BANK, N.A., as Syndication Agent and as a Lender

By	/s/ Edmund Lester
Title	Senior Vice President

ROYAL BANK OF CANADA, as Co- Documentation Agent and as a Lender

By	/s/ Meredith Majesty
Title	Authorized Signatory

RBS CITIZENS, N.A., as Co-Documentation Agent and as a Lender

By	/s/ M. James Barry, III
Title	Vice President

FIFTH THIRD BANK, as a Co-Agent and as a Lender

By	/s/ Neil G. Mesch
Title	Vice President

NATIONAL CITY BANK, as Co-Agent and as a Lender

By	/s/ Lynn Rosinsky
Title	Senior Vice President, Regional Manager

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A.,”RABOBANK NEDERLAND”, NEW YORK BRANCH,
as a Lender

By	/s/ Jeff Bliss
Title	Vice President

By	/s/ Rebecca Morrow
Title	Executive Director

THE PRIVATE BANK AND TRUST COMPANY, as a Lender

By	/s/ Marcus Montanye
Title	Managing Director & Senior Vice President

ASSOCIATED BANK, National Association, as a Lender

By	/s/ Brett Rausch
Title	Vice President

HSBC BANK USA, NA, as a Lender

By	/s/ Andrew Bicker
Title	Vice President

MB FINANCIAL BANK, N.A., as a Lender

By	/s/ Henry Wessel
Title	Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By	/s/ Laurie Kieta
Title	Vice President

COMERICA BANK, as a Lender

By	/s/ Tamara J. Miller
Title	Vice President

SCHEDULE 1.1

PRICING SCHEDULE

The Commitment Fee Rate, Eurodollar Margin and LC Fee Rate respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	Commitment Fee Rate	Eurodollar Margin/ LC Fee Rate

Level I	30.0 bps	150.0 bps

Level II	27.5 bps	137.5 bps

Level III	25.0 bps	125.0 bps

Level IV	20.0 bps	100.0 bps

Level V	17.5 bps	87.5 bps

Level VI	15.0 bps	75.0 bps

Level I applies when the Leverage Ratio is greater than or equal to 3.00 to 1.

Level II applies when the Leverage Ratio is greater than or equal to 2.50 to 1 but less than 3.0 to 1.

Level III applies when the Leverage Ratio is greater than or equal to 2.00 to 1 but less than 2.50 to 1.

Level IV applies when the Leverage Ratio is greater than or equal to 1.50 to 1 but less than 2.00 to 1.

Level V applies when the Leverage Ratio is greater than or equal to 1.00 to 1 but less than 1.50 to 1

Level VI applies when the Leverage Ratio is less than 1.00 to 1.

Initially, the applicable Level shall be Level [III].  Beginning with the Fiscal Quarter ending [                  ], the applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Leverage Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level I shall apply until such financial statements are delivered.]

SCHEDULE 2.1

LENDERS AND INITIAL COMMITMENTS AND PERCENTAGES

Lender	Commitment	Percentage
Bank of America, N.A.	$70,000,000	15.555555555%
Wells Fargo Bank, N.A.	$57,500,000	12.777777777%
Royal Bank of Canada	$50,000,000	11.111111111%
RBS Citizens, N.A.	$50,000,000	11.111111111%
Fifth Third Bank	$35,000,000	7.777777778%
National City Bank	$30,000,000	6.666666667%
The Northern Trust Company	$25,000,000	5.555555556%
Associated Bank National Association	$25,000,000	5.555555556%
HSBC Bank USA, N.A.	$25,000,000	5.555555556%
The Private Bank and Trust Company	$25,000,000	5.555555556%
Rabobank Nederland	$25,000,000	5.555555556%
Comerica Bank	$20,000,000	4.444444444%
MB Financial Bank, N.A.	$12,500,000	2.777777777%
TOTALS	$450,000,000	100.000000000%

SCHEDULE 9.6

LITIGATION AND CONTINGENT LIABILITIES

NONE.

SCHEDULE 9.7

OWNERSHIP OF PROPERTIES; LIENS

Two parties, Filmtime Entertainment GmbH and BSP ABE Household Appliances, have filed oppositions to the attempt to register the mark PITCO in the European Community (application No. 1,557,941).  The European Community Trademark Office is currently examining these files to determine whether either opposition will be admissible.

SCHEDULE 9.8

SUBSIDIARIES

Subsidiaries of The Middleby Corporation

State/Country of
Name of Subsidiary	Incorporation/Organization

Alkar Holdings, Inc.	Wisconsin

Alkar-RapidPak, Inc.	Wisconsin

Alkar-RapidPak Brasil, LLC	Wisconsin

Blodgett Holdings, Inc.	Delaware

Carter-Hoffmann LLC	Delaware

Cloverleaf Properties, Inc.	Vermont

Fab-Asia Inc.	Philippines

Frialator International Limited (UK)	United Kingdom

G.S. Blodgett Corporation	Vermont

G.S. Blodgett International, LTD	Barbados

Holman Cooking Equipment Inc.	Delaware

Houno A/S	Denmark

Houno Holdings LLC	Delaware

Houno Svenska AB	Sweden

Jade Range LLC	Delaware

MagiKitch'n Inc.	Pennsylvania

Meat Processing Equipment LLC	Delaware

Middleby Asia Ltd	Hong Kong

Middleby China Corporation	Peoples Republic of China

Middleby Cooking System
Manufacturing (Shanghai) Corporation	Peoples Republic of China

Middleby Espana SL	Spain

Middleby Marshall Holding LLC	Delaware

Middleby Marshall Inc.	Delaware

Middleby Mexico SA de CV	Mexico

Middleby Philippines Corporation	Philippines

Middleby Worldwide, Inc.	Florida

Middleby Worldwide Korea Co., LTD	Korea

Middleby Worldwide Philippines	Philippines

Middleby Worldwide (Taiwan) Co., LTD	Republic of China

New Star International Holdings, Inc.	Delaware

Pitco Frialator, Inc.	New Hampshire

Star International Holdings, Inc.	Delaware

Star Manufacturing International Inc.	Delaware

Wells Bloomfield LLC	Delaware

SCHEDULE 9.14

ENVIRONMENTAL MATTERS

In approximately 1990, groundwater beneath G.S. Blodgett Corporation’s Pitco-Frialator facility in Concord (Bow), NH was found to be contaminated by VOCs as part of the state’s investigation into an extended area of groundwater contamination.  Due to the presence of a water supply well on G.S. Blodgett Corporation’s facility, the facility was required to monitor water quality on a quarterly, and more recently, on an annual basis.  Since discovery of the contamination, the water supply well has been used only for sanitary purposes, and a separate source of drinking water is supplied.  During sampling performed during 2001, a new contaminant, the gasoline additive MTBE, was also detected in the facility’s supply well.  G.S. Blodgett Corporation was required to post notices within the facility regarding the detection of MTBE and quarterly sampling of the supply well for MTBE is required at this time.

SCHEDULE 10.7(h)

EXISTING DEBT

1.
Operating credit facility between Nordea Bank, Denmark and Houno A/S in the amount of DKK DKK8,750,000 dated October 11, 2006.  Credit facility to be increased to DKK13,250,000 to consolidate existing mortgage obligation of DKK4,500,000 currently with NyKredit guaranteed by the Parent.

2.	Mortgage obligation in the amount of DKK4,500,000 with NyKredit, to be consolidated with operating credit facility with Nordea Bank, Denmark, described in No. 1 above.

3.
Loan between Nordea Bank Denmark A/S and Houno A/S in the amount of DKK12,350,000 dated October 11, 2006 guaranteed by the Parent plus OTC line DKK3,000,000 with Nordea Bank Finland OY guaranteed by the Parent plus OTC line DKK3,000,000 with Nordea Bank Finland OY guaranteed by the Parent.

4.	Lease Contract between Nordania Leasing and Houno A/S in the amount of DKK4,156,757.63 dated October 26, 2000 guaranteed by the Parent.

SCHEDULE 10.8

EXISTING LIENS

1.
Lien in connection with the operating credit facility between Nordea Bank, Denmark and Houno A/S in the amount of DKK DKK8,750,000 dated October 11, 2006.  Credit facility to be increased to DKK13,250,000 to consolidate existing mortgage obligation of DKK4,500,000 currently with NyKredit guaranteed by the Parent.

5.	Mortgage obligation in the amount of DKK4,500,000 with NyKredit, to be consolidated with operating credit facility with Nordea Bank, Denmark, described in No. 1 above.

6.
Lien in connection with the loan between Nordea Bank Denmark A/S and Houno A/S in the amount of DKK12,350,000 dated October 11, 2006 guaranteed by the Parent plus OTC line DKK3,000,000 with Nordea Bank Finland OY guaranteed by the Parent.

7.	Lien in connection with the Lease Contract between Nordania Leasing and Houno A/S in the amount of DKK4,156,757.63 dated October 26, 2000 guaranteed by the Parent.

8.	See attached lien schedule.

Schedule 10.8

EXISTING LIENS

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Alkar Holdings, Inc.	First Business Leasing, LLC	Wisconsin Department of Financial Institutions	040003616622 3-4-04	UCC-1	True Equipment Lease No 1006 Equipment: One (1) Mazak Super Turbo-510 Mark II with Laser.	Additional Debtor: Sani-Matic Systems Holdings, Inc.
	First Business Leasing, LLC	Wisconsin Department of Financial Institutions	040004159726 3-12-04	UCC-3 Amendment		Secured Party amended to First Business Bank
Alkar Holdings, Inc.	Bank of America, N.A., as Administrative Agent	Wisconsin Department of Financial Institutions	050017530218 12-8-05	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
Alkar-RapidPak Brasil, LLC	Bank of America, N.A., as Administrative Agent	Wisconsin Department of Financial Institutions	050017529630 12-8-05	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
Alkar-RapidPak, Inc.	Cupertino National Bank c/o Greater Bay Capital	Wisconsin Department of Financial Institutions	030016617526 10-8-03	UCC-1
The equipment described below and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment, 1 Daewoo Forklift G32P s/n D2-03127 1 Daewoo Forklift G25S s/n 99-01660.

Alkar-RapidPak, Inc.	Bank of America, N.A., as Administrative Agent	Wisconsin Department of Financial Institutions	050017529933 12-8-05	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
Alkar-RapidPak, Inc.	Bank of America, N.A., as Administrative Agent	Wisconsin Department of Financial Institutions	050017529630 12-8-05	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
Alkar-RapidPak, Inc.	Machine Tool Technologies, Inc.	Wisconsin Department of Financial Institutions	060008371221 6-1-06	UCC-1	One Piranha P50 Iron Worker exactly as equipped and described in Alkar Order #223226 and Machine Tool Technologies, Inc. Order #13666
Alkar-RapidPak, Inc.	Handtmann, Inc.	Wisconsin Department of Financial Institutions	070005219724 4-13-07	UCC-1
VF620C/18838 continuous vacuum filler with filling, portioning & linking-VF628G/18120V continuous vacuum filler with filling, portioning & linking-GD93-3 inline grinder drive-grinder head for filling & portioning-vacuumized hopper system with conical reservoir-KLSH/18839-coexstrusion module box-861029 automatic bone separator, complete.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Blodgett Holdings Inc.	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	11776447 12-26-01	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	62749851 8-3-06	UCC-3 Continuation		Continues orig. file number 11776447
Carter-Hoffmann a Division of	Solarcom LLC Additional Secured Party: Wells Fargo Equipment Finance	Delaware Secretary of State	2007 0075431 1-8-07	UCC-1	Computer Equipment from Lease 491984
Carter-Hoffmann a Division of	Solarcom LLC	Delaware Secretary of State	2007 2930294 8-2-07	UCC-3 Amendment		Amends file no. 2007 0075431, dated 1-8-07. Amends the Debtor name Carter-Hoffmann, LLC
Carter-Hoffmann a Division of	Solarcom LLC Additional Secured Party: Wells Fargo Equipment Finance	Delaware Secretary of State	2007 0649730 2-20-07	UCC-1	Computer Equipment pursuant to a lease – not listed
Carter-Hoffmann a Division of	Solarcom LLC	Delaware Secretary of State	2007 2930203 8-2-07	UCC-3 Amendment		Amends file no. 2007 0649730, dated 1-8-07. Amends the Debtor name: Carter-Hoffmann, LLC
Holman Cooking Equipment, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	31226433 5-13-03	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Holman Cooking Equipment, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	42757591 10-1-04	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Jade Range, LLC	US Express Leasing, Inc.	Delaware Secretary of State	2007 4563283 12-04-07	UCC-1
All items of personal property leased pursuant to that certain Lease Agreement dated November 19, 2007, by and between US Express Leasing, Inc. as lessor, rentor or owner and Jade Range, LLC as lessee or customers, as more specifically described below and/or in attachments hereto, together with all related software (embedded therein or otherwise ), all additions, attachments, accessories and accessions therto, whether or not furnished by the supplier therof; and any and all substituions, replacements or exchanges for any such item of equipment and any and all insurance and/or other proceeds therof.  Copystar cs 1820 copier quantity five Kyocera FS 1920 laser jet printer quantity two Kyocera FS 20000 laser jet printer quantity six Kyocera FS 9120 laser jet printer quantity two Kyocera FS 3900 laser jet printer quantity two Kyocera FS 4000 laser jet printer quantity one Panasonic UF7000 network fax quantity two

MagiKitch'n Inc.	Bank of America, N.A., as Administrative Agent	Pennsylvania Department of State	34760048 12-26-01	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
	Bank of America, N.A., as Administrative Agent	Pennsylvania Department of State	2006062902214 6-26-06	UCC-3 Continuation		Continues orig. file number 34760048
Middleby Marshall Holding LLC	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	50837105 3-16-05	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
Middleby Marshall Inc.	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	11776488 12-26-01	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	62233690 6-26-06	UCC-3 Continuation		Continues orig. file number 11776488
Middleby Marshall Inc.	Toyota Financial Services	Delaware Secretary of State	40927386 3-25-04	UCC-1
This financing statement is for information purposes only.  The Secured Party is the owner of the following described property:  One new Toyota model 7FGCU25 serial number 76315 equipped with:  side shifter, 42" forks, backup alarm, 189" FSV mast, single internal hosing, strobe/flashing lights, non marking tires LP less tank.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Middleby Marshall Inc.	NMHG Financial Services, Inc.	Delaware Secretary of State	2007 0138254 1-11-07	UCC-1
All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacement, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Middleby Worldwide, Inc.	Bank of America, N.A., as Administrative Agent	Florida Secured Transaction Registry	20019063702X 12-26-01	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
	Bank of America, N.A., as Administrative Agent	Florida Secured Transaction Registry	200603016063 6-26-06	UCC-3 Continuation		Continues orig. file number 20019063702X
New Star International Holdings, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	31246670 5-15-03	UCC-1
All of Debtor's now owned or existing or hereafter acquired or arising capital stock of Star International Holdings, Inc.,  a Delaware corporation (the "Subsidiary"), and any and all warrants, options or other rights to purchase stock of the subsidiary, and all general intangibles and other rights and property associated therewith, all as more fully descired in Exhibit A attached hereto and made a part hereof, and 41.85% of any net cash proceeds received by and owned by Debtor after May 13, 2003 pursuant to Debtor's rights under that Certain Agreement and Plan of Merger dated may 13, 2003 by and among Debtor, Star International Holdings, Inc., a Delaware corporation, the stockholders party thereto (the "Stockholders") and Daniel B. Strickler Jr., in his capacity as a stockholder representative, as the same may hereinafter be amended, restated, supplemented or otherwise modified from time to time.
i)  All of the capital stock of Star International Holdings, ii) all other property hereafter delivered to, or in the possession or in the custody of Debtor, iii) any other property of such Debtor which Debtor shall become entited to receive or shall receive, iv) any and all proceeds of any of the foregoing

New Star International Holdings, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	42757534 10-1-04	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Pitco Frialator, Inc.	Bank of America, N.A., as Administrative Agent	Hew Hampshire Secretary of State	593927 12-24-01	UCC-1	All of Debtor's property and assets whether now existing or hereafter acquired.
	Bank of America, N.A., as Administrative Agent	Hew Hampshire Secretary of State	20060015679H 6-27-06	UCC-3 Continuation		Continues orig. file number 593927
Star International Holdings, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	31226441 5-13-03	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.
Debtor address change to: 5225 S. Loop 289, Lubbock, TX 79424. Collateral Restated
Star International Holdings, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	42757732 10-1-04	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Star Manufacturing International, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	31226409 5-13-03	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Star Manufacturing International, Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	32218504 8-27-03	UCC-3 Amendment		Amendment to Filing: 31226409 dated 5-13-03; Changes the name of the Debtor to: Star Manufacturing International Inc.
Star Manufacturing International Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	32198144 8-25-03	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Star Manufacturing International Inc.	Antares Capital Corporation, as Agent	Delaware Secretary of State	42757724 10-1-04	UCC-1
All assets of the Debtor nor owned or existing and hereafter acquired or arising, including, without limitation, all now owned or existing and hereafter acquired or arising accounts, chattel paper (including electronic chattel paper and tangible chattel paper)., contracts, deposit accounts, commercial tort claims, documents, equipment, general intangibles (including payment intangibles and software) goods, health-care insurance receivables, instruments, inventory investment property, books and records, letter of credit rights and supporting obligations and records, in each case wheresoever located, together with all accessions to substitutions for and replacements, products and proceeds of all of the foregoing.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Star Manufacturing International Inc.	Greater Bay Bank N.A.	Delaware Secretary of State	62275378 6-30-06	UCC-1
The equipment described below and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds,  other proceeds and payments due and to become due arising from or relating to said equipment.

The Middleby Corporation	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	11776546 12-26-01	UCC-1	All of the Debtor's property and assets whether now existing or hereafter acquired.
	Bank of America, N.A., as Administrative Agent	Delaware Secretary of State	62233682 6-26-06	UCC-3 Continuation		Continues orig. file number 11776546
The Middleby Corporation	De Lage Landen Financial Services, Inc.	Delaware Secretary of State	50785882 3-11-05	UCC-1
All components, additions, upgrades, attachments, accessions, substitutions, replacements and proceeds of the forgoing.  This filing is for precautionary purposes in connection with an equipment leasing transaction and is not to be construed and indicated that the transaction is other than a true lease.

Wells Bloomfield a Division of	Wells Fargo Equipment Finance	Delaware Secretary of State	60499269 2-10-06	UCC-1	Computer Equipment from Leases 467582, 469528 and 458297
Wells Bloomfield a Division of	Wells Fargo Equipment Finance	Delaware Secretary of State	2007 2929536 8-2-07	UCC-3 Amendment		Amends file no. 60499269, dated 2-10-06. Amends the name of the Debtor: Wells Bloomfield, LLC
Wells Bloomfield a Divison of	Solarcom LLC Additional Secured Party: Wells Fargo Equipment Finance	Delaware Secretary of State	63108818 9-7-06	UCC-1	Computer Equipment as described on the Addendum

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition
Wells Bloomfield a Division of	Wells Fargo Equipment Finance	Delaware Secretary of State	2007 2929395 8-2-07	UCC-3 Amendment		Amends file no. 63108818, dated 9-7-06 Amends the name of the Debtor: Wells Bloomfield, LLC

SCHEDULE 10.19

INVESTMENTS

NONE.

SCHEDULE 15.3
ADDRESSES FOR NOTICES

1.  Address for Loan Parties:

Borrower:

Middleby Marshall, Inc.
1400 Toastmaster Drive
Elgin, IL  60120
Attention: Chief Financial Officer
Telephone: (847) 741-3300
Facsimile: (847) 741-1689

2.  Addresses for Administrative Agent, Swing Line Lender and L/C Issuer:

Agent’s Office:
(for payments and requests)

Bank of America, N.A.
Credit Services
901 Main Street
Mail Code:  TX1-492-14-14
Dallas, TX  75202
Attention:   Denise Wolfenberger
Telephone:  214-209-3175
Facsimile :  214-290-8373

Wiring instructions:
Bank of America, N.A.
ABA # 026009593
Account Name: Credit Services
Account Number:  129-2000-883
Attention:  Denise Wolfenberger
Reference:  Middleby Marshall

Other Notices to Administrative Agent:
(financial reporting requirements, bank group communications)

Bank of America, N.A.
Agency Management
231 South LaSalle Street
Mail Code:  IL1-231-10-41
Chicago, IL  60697
Attention:  Suzanne M. Paul
Telephone: 312-923-1640
Telecopier:  877-206-8435
Electronic Mail:  suzanne.m.paul@bankofamerica.com

For Notices as L/C Issuer:

Bank of America, N.A.
Trade Operations-Scranton
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA  18507
Attention:  Mary J. Cooper
Telephone:  570-330-4235
Facsimile:  570-330-4186
Electronic Mail:  mary.j.cooper@bankofamerica.com

For Notices as Swing Line Lender:
(daily borrowing/repaying activity)

Bank of America, N.A.
Credit Services
901 Main Street
Mail Code:  TX1-492-14-14
Dallas, TX  75202
Attention:   Denise Wolfenberger
Telephone:  214-209-3175
Facsimile :  214-290-8373

Wiring instructions:
Bank of America, N.A.
ABA #  026009593
Account Name: Credit Services
Account Number:  129-2000-883
Attention:  Denise Wolfenberger
Reference:  Middleby Marshall

 For Notices as Lender:

Bank of America, N.A.
231 South LaSalle Street
Mail Code:  IL1-231-06-40
Chicago, IL  60697
Attention:  Craig W. McGuire
Telephone: 312-828-1320
Telecopier:  312-974-0333
Electronic Mail:  craig.w.mcguire@bankofamerica.com

EXHIBIT A

FORM OF
COMPLIANCE CERTIFICATE
FOR THE PERIOD ENDED __________

To:         Bank of America, N.A., as Administrative Agent

Reference is made to Section 10.1.3 of the Fourth Amended and Restated Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc., The Middleby Corporation (the “Parent”), various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The Parent hereby certifies and warrants to you that (a) set forth on Attachments 1 and 2 are true and correct computations of the financial ratios and restrictions set forth in Section 10.6 of the Credit Agreement and (b) set forth on Attachment 3 is an accurate and complete organizational chart for the Parent and its Subsidiaries as of the date of the preparation of this Certificate.

The Parent further certifies to you on behalf of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing [except as follows:].

IN WITNESS WHEREOF, the Parent has caused this Certificate to be executed and delivered by a duly authorized officer this ____ day of _________, 20__.

THE MIDDLEBY CORPORATION

By:
Title:

Attachment 1
10.6.1 Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income for Computation Period	$_______
2.	Interest Expense for Computation Period	$_______
3.	Income tax expense for Computation Period	$_______
4.	Non-cash foreign exchange gains and losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations for Computation Period	$_______
5.	Depreciation and amortization for Computation Period	$_______
6.	Charges taken during the Computation Period in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs,	$_______
7.	Non-recurring charges, fees and expenses for Computation Period in connection with or relating to acquisitions or dispositions[1]	$_______
8.	Goodwill Addbacks[2]	$_______
9.	EBITDA for Computation Period (Sum of items 1 through 8)		$_______
10.	Pro Forma EBITDA for Computation Period[3]		$_______
11.	Capital Expenditures for Computation Period[4]	$_______
12.	Cash income tax expense for Computation Period	$_______
13.	Dividends paid in cash by Parent during Computation Period	$_______
14.	Consolidated Net Income available for Fixed Charges for Computation Period (Item 10 minus item 11 minus item 12 minus item 13)		$_______
15.	Cash Interest Expense for Computation Period[4]	$_______
16.	Actual aggregate amount of all scheduled principal payments on Debt (other than Debt permitted by Section 10.7(l) of the Credit Agreement) made during Computation Period	$_______
17.	Fixed Charges for Computation Period (Item 15 plus item 16)		$_______
18.	Fixed Charge Coverage Ratio for Computation Period (Ratio of item 14 to item 17)		___ to 1.0
Minimum Fixed Charge Covenant Ratio Required as of the last day of such Computation Period:			1.25 to 1.0

1 Only the first $5,000,000 of such charges incurred after the Effective Time.
2 Only the first $50,000,000 of Goodwill Addbacks taken after the Effective Time.
3 Adjusted for acquisitions and dispositions in accordance with the proviso to the definition of “Pro Forma EBITDA”
4 Adjusted for acquisitions and dispositions in accordance with the proviso to the definition of “Fixed Charge Coverage Ratio”

Attachment 2
10.6.2 Leverage Ratio

1.	Funded Debt as of last day of Fiscal Quarter	$_______
2.	Pro Forma EBITDA for Computation Period ending on the last day of Fiscal Quarter (From Attachment 1, item 10)	$_______
3.	Leverage Ratio as of the last day of Fiscal Quarter (Ratio of item 1 to item 2)	___ to 1.0
Maximum allowed as of the last day of Fiscal Quarter:		3.50 to 1.0

Attachment 3
Organizational Chart

EXHIBIT B

COPY OF SUBSIDIARY GUARANTY

(see attached)

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY dated as of December 21, 2001 is executed in favor of BANK OF AMERICA, N.A. (“Bank of America”), individually and as Administrative Agent (as defined below), and the Lender Parties (as defined below).

WITNESSETH:

WHEREAS, The Middleby Corporation, Middleby Marshall Inc. (the “Borrower”), various financial institutions (the “Lenders”) and Bank of America, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), have entered into a Credit Agreement dated as of December 21, 2001 (as amended, restated or otherwise modified from time to time, the “Credit Agreement;” capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and

WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereto agrees as follows:

Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement or any other Loan Document, as the same may be amended, modified, extended or renewed from time to time, (b) all Hedging Obligations of the Borrower to any Lender Party (as defined below) and (c) all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent or any Lender Party during the existence of an Event of Default in enforcing this Subsidiary Guaranty or any other applicable Loan Document against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without rendering this Subsidiary Guaranty void or voidable with respect to such undersigned under any fraudulent conveyance or fraudulent transfer law.  As used herein, “Lender Party” means each Lender and any Affiliate of such Lender which is a party to a Hedging Agreement with the Borrower.

Each of the undersigned agrees that, in the event of the occurrence of any Event of Default under Section 12.1.3 of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith upon demand the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

To secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Lender Party shall have a lien on and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any Unmatured Event of Default under Section 12.1.3 of the Credit Agreement or any Event of Default exists, appropriate and apply toward the payment of the Liabilities), any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender Party and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such Lender Party or any agent or bailee for the Administrative Agent or such Lender Party.

This Subsidiary Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full (other than contingent indemnification obligations not yet due and payable).

The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of the undersigned), such Liabilities shall, for the purposes of this Subsidiary Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions:  (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder (it being understood that no such security interest will be taken with respect to property of such undersigned without its consent), (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

Any amounts received by the Administrative Agent or any Lender Party from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement; and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Subsidiary Guaranty, the undersigned shall not exercise any right of subrogation to any rights of the Administrative Agent or any Lender Party until such time as this Subsidiary Guaranty shall have been terminated as to all of the undersigned and the Administrative Agent and the Lender Parties shall have received payment of the full amount of all Liabilities.

The undersigned hereby expressly waive:  (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Subsidiary Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices (unless expressly provided for under the Loan Documents)  whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Subsidiary Guaranty.

The Administrative Agent and any Lender Party may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Subsidiary Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Subsidiary Guaranty to the same extent as if such assignee or transferee were a Lender Party.

No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Subsidiary Guaranty be binding upon the Administrative Agent or any Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Lenders or, if required pursuant to Section 15.1 of the Credit Agreement, all Lenders).  No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Subsidiary Guaranty.  For purposes of this Subsidiary Guaranty, Liabilities shall include all obligations of the Borrower to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

Pursuant to the Credit Agreement, (a) this Subsidiary Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Subsidiary Guaranty on behalf of itself and each of the other Lender Parties.  All payments by the undersigned pursuant to this Subsidiary Guaranty shall be made to the Administrative Agent for application as set forth in the Credit Agreement or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit.

This Subsidiary Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Borrower or any of the undersigned is either a partnership, corporation, limited liability company or other entity, all references herein to the Borrower and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity.  The term “undersigned” as used herein shall mean all parties executing this Subsidiary Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

THIS SUBSIDIARY GUARANTY IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).  Wherever possible each provision of this Subsidiary Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subsidiary Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subsidiary Guaranty.

This Subsidiary Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty.  At any time after the date of this Subsidiary Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Subsidiary Guaranty.  Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Subsidiary Guaranty.

The obligations of the undersigned under this Subsidiary Guaranty are secured pursuant to a Security Agreement dated as of even date herewith (as amended or otherwise modified from time to time) and may be secured by one or more other agreements (including, without limitation, one or more pledge agreements, mortgages, deeds of trust or other similar documents).

Immediately upon any sale or transfer (whether by merger, consolidation or otherwise) of all of the stock of any of the undersigned to a Person other than an Affiliate of the Parent, the Borrower or any Subsidiary which is permitted by the Credit Agreement, the Administrative Agent shall execute and deliver such documents as such undersigned shall reasonably request to release such undersigned from this Subsidiary Guaranty.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME IN SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SUBSIDIARY GUARANTY, OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Subsidiary Guaranty has been duly executed and delivered as of the day and year first above written.

MIDDLEBY WORLDWIDE, INC.
BLODGETT HOLDINGS INC.
G.S. BLODGETT CORPORATION
PITCO FRIALATOR, INC.
MAGIKITCH’N INC.
CLOVERLEAF PROPERTIES, INC.

By:        /s/ David B. Baker
Name:      David B. Baker
Title:        Vice President

Signature page for the Subsidiary Guaranty dated as of December 21, 2001 issued by various subsidiaries of Middleby Marshall Inc. (the “Borrower”) in favor of Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of December 21, 2001 with The Middleby Corporation, the Borrower and various financial institutions

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:

[SUBSIDIARY]

By:
Name Printed:
Title:

10

Schedule I
Address of Guarantors

Middleby Worldwide, Inc.
1400 Toastmaster Drive
Elgin, IL  60120

Blodgett Holdings Inc.
50 Lakeside Avenue
Burlington, VT  05401

G.S. Blodgett Corporation
50 Lakeside Avenue
Burlington, VT   05401

Pitco Frialator, Inc.
509 Route 3A
Bow, NH   03304

MagiKitch’n Inc.
50 Lakeside Avenue
Burlington, VT   05401

Cloverleaf Properties, Inc.
50 Lakeside Avenue
Burlington, VT   05401

11

EXHIBIT C

COPY OF SECURITY AGREEMENT

(see attached)

12

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of December 21, 2001 is among THE MIDDLEBY CORPORATION (the “Parent”), MIDDLEBY MARSHALL INC. (the “Borrower”), each subsidiary of the Borrower listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Parent and the Borrower, the “Debtors” and individually each a “Debtor”) and BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as Administrative Agent (as defined below) for the Lenders (as defined below).

WITNESSETH:

WHEREAS, the Parent, the Borrower, various financial institutions (the “Lenders”) and Bank of America, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), have entered into a Credit Agreement dated as of December 21, 2001 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Parent has guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and certain hedging obligations pursuant to the guaranty of the Parent set forth in Section 13 of the Credit Agreement, and each other Debtor other than the Borrower has guaranteed all obligations of the Borrower under or in connection with the Credit Agreement and certain hedging obligations pursuant to a Subsidiary Guaranty dated as of December 21, 2001 (the “Subsidiary Guaranty”); and

WHEREAS, the obligations of the Borrower and the Parent under the Loan Documents (as defined in the Credit Agreement) and the obligations of each other Debtor under the Subsidiary Guaranty are to be secured pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  When used herein, (a)  the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Document, Equipment, Fixture, Goods, Instrument, Inventory, Investment Property, Security, Security Entitlement, Securities Account and Uncertificated Security shall have the respective meanings assigned to such terms in the UCC (as defined below), (b)  capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (c)  the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Administrative Agent - see the recitals.

Agreement - see the introductory paragraph.

Assignee Deposit Account - see Section 4.

Bank of America - see the introductory paragraph.

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Borrower - see the introductory paragraph.

Collateral - see Section 2.

Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Debtor; (iv) all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing; and (v) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Costs and Expenses means, with respect to any Debtor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) the execution, delivery and performance of this Agreement by such Debtor, (ii) protecting, preserving or maintaining any Collateral of such Debtor, (iii) collecting the Liabilities of such Debtor, and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Debtor.

Credit Agreement - see the recitals.

Debtor - see the introductory paragraph.

Default means the occurrence of any of the following events: (i) any Unmatured Event of Default under Section 12.1.3 of the Credit Agreement with respect to the Parent or the Borrower, (ii) any Event of Default or (iii) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the Collateral (of all Debtors taken as a whole) is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the Collateral of all Debtors (taken as a whole) is materially impaired or otherwise materially adversely affected.

General Intangibles means, with respect to any Debtor, all of such Debtor’s “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of such Debtor’s licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

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Intellectual Property means all of the following, whether now owned or hereafter acquired: trade secrets and other proprietary information; customer lists; trademarks, service marks, business  names, trade names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

Lender Party means each Lender and any Affiliate of such Lender which is a party to a Hedging Agreement with the Borrower.

Lenders - see the recitals.

Liabilities means (a) with respect to the Borrower, (i) all obligations of the Borrower under or in connection with the Credit Agreement or any other Loan Documents (including this Agreement) and (ii) all Hedging Obligations of the Borrower to any Lender Party,  (b) with respect to the Parent, all obligations of the Parent under or in connection with the Credit Agreement or any other Loan Document (including this Agreement) and (c) with respect to any other Debtor, all obligations of such Debtor under or in connection with the Subsidiary Guaranty, as the same may be amended, modified, extended or renewed from time to time.

Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor’s Accounts and General Intangibles.

Parent - see the introductory paragraph.

Permitted Liens - see Section 3.

Subsidiary Guaranty - see the recitals.

UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

2.           Grant of Security Interest.  As security for the payment and performance of all Liabilities, each Debtor hereby assigns, pledges and conveys to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of such Debtor’s right, title, and interest in the following, whether now or hereafter existing or acquired:

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(i)	Accounts;

(ii)	Chattel Paper;

(iii)	Computer Hardware and Software;

(iv)	Deposit Accounts;

(v)	Documents;

(vi)	General Intangibles;

(vii)
Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(viii)	Instruments;

(ix)	Intellectual Property;

(x)	Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);

(xi)	money (of every jurisdiction whatsoever); and

(xii)	to the extent not included in the foregoing, other personal property of any kind or description;

together with all of such Debtor’s right, title and interest in all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

Notwithstanding the foregoing, “Collateral” shall not include any general intangible or other right arising under any contract, instrument, license or other document to the extent (but only to the extent) that the grant of a security interest would (x) result in a breach of the terms of, or constitute a default under, such contract, instrument, license or other document (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407 or 9-408 or any successor provision of the Uniform Commercial Code or any relevant jurisdiction or any other applicable law) unless and until any required consent shall have been obtained (provided that each Debtor agrees to use commercially reasonable efforts to obtain any such required consent) or (y) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (provided that each Debtor agrees to use commercially reasonable efforts to obtain the waiver of each such right).

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3.           Warranties.  Each Debtor warrants that:  (i) no financing statement (other than any which may have been filed on behalf of the Administrative Agent or in connection with Permitted Liens (as defined below) and any financing statement filed as a precautionary filing in connection with an operating lease) covering any of the Collateral is on file in any public office; (ii) such Debtor is the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by the Credit Agreement (“Permitted Liens”), with full power and authority to execute this Agreement and perform such Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Administrative Agent or any Lender Party and all other written information heretofore or hereafter furnished by such Debtor to the Administrative Agent or any Lender Party in connection with the Credit Agreement will be true and correct in all material respects as of the date furnished; (iv) such Debtor’s true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business, in each case as of the date hereof, are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after May 31, 2001 through and including the date hereof); (v) each other location where such Debtor maintains a place of business or has any Goods, in each case as of the date hereof, is set forth on Schedule II hereto; (vi) except as disclosed on Schedule III, as of the date of this Agreement such Debtor is not known, and during the five years preceding the date hereof has not previously been known, by any trade name; (vii) except as disclosed on Schedule III, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; and (viii) Schedule IV hereto contains a complete listing of all of such Debtor’s Intellectual Property which has been registered under any registration statute.

4.           Collections, etc.  Until such time during the existence of a Default as the Administrative Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a)  may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b)  will, at its own expense, endeavor to collect (in a manner consistent with past practice), as and when due, all amounts due under any of the Non-Tangible Collateral and (c)  may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral.  The Administrative Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon request of the Administrative Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent for the benefit of the Lender Parties of any amounts due or to become due thereunder.

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Upon request by the Administrative Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral.  Except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by any Debtor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent.  Each Debtor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.

During the existence of a Default, all items or amounts which are delivered by any Debtor to the Administrative Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of such Debtor maintained with the Administrative Agent, as security for payment of the Liabilities.  No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account.  So long as a Default continues to exist, the Administrative Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Administrative Agent may determine, and the Administrative Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor; provided that if such Default shall no longer exist, the Administrative Agent shall release the balance in the Assignee Deposit Account to the applicable Debtor.

During the existence of a Default, the Administrative Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

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5.           Certificates, Schedules and Reports.  Each Debtor will from time to time deliver to the Administrative Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, each as the Administrative Agent may reasonably request.  Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Administrative Agent may reasonably specify.  Each Debtor shall immediately notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Parent and its Subsidiaries taken as a whole, and such notice shall specify or reasonably estimate the amount of such loss or depreciation.

6.           Agreements of the Debtors.  Each Debtor (a)  will, upon request of the Administrative Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Administrative Agent) and do such other acts and things (including, without limitation, delivery to the Administrative Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Administrative Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction); (b)  will keep all its Inventory, and will not maintain any place of business at any location other than, in the United States; (c)  will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Administrative Agent’s interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Administrative Agent not less than 30 days’ prior notice of such change (provided that this Section 6(c) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement); (d)  will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Administrative Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (e)  will furnish the Administrative Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Administrative Agent may from time to time reasonably request; (f)  will, subject to the terms of the Credit Agreement, permit the Administrative Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Administrative Agent during the existence of a Default, deliver to the Administrative Agent all of such records and papers; (g)  will, upon request of the Administrative Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Administrative Agent, of the security interest of the Administrative Agent hereunder; (h)  except as permitted by the Credit Agreement, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Administrative Agent; (i)  will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Administrative Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Administrative Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Administrative Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Administrative Agent may determine) and such policies or certificates thereof shall, if the Administrative Agent so requests, be deposited with or furnished to the Administrative Agent; (j)  will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (k)  will take such actions as are reasonably necessary to keep its Equipment (other than obsolete Equipment) in good repair and condition and in good working or running order, ordinary wear and tear excepted; (l)  will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided, however, that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity thereof is being contested by such Debtor in good faith by appropriate proceedings, so long as forfeiture of any substantial part of its Equipment or other Goods will not result from the failure of such Debtor to pay any such fee, tax, assessment or other charge during the period of such contest; (m)  will, upon reasonable request of the Administrative Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby and (ii) deliver all such certificates to the Administrative Agent or its designees; (n)  will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (o)  will keep all of the tangible Collateral, Deposit Accounts and Investment Property in the continental United States; and (p)  will, promptly upon any Responsible Officer of such Debtor obtaining knowledge that such Debtor has acquired a commercial tort claim (as defined in Section 9-102 of the UCC) in excess of $50,000, immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

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Each Debtor hereby authorizes the filing of any financing statement, continuation statement, and amendment to financing statement in any jurisdiction and with any filing office as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Administrative Agent hereunder or in connection herewith.  Any such financing statement or amendment may describe the Collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Administrative Agent hereunder or in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property”, whether now owned or hereafter acquired.

Any expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor.  Whenever a Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence or willful misconduct of the Administrative Agent.  Notwithstanding the foregoing, the Administrative Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

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7.           Default.  (a)  Whenever a Default exists, the Administrative Agent may exercise from time to time any rights and remedies available to it under the UCC, under any other applicable law and in the subsections set forth below in this Section 7.

(b)  Each Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) at the Administrative Agent’s request, to execute all such documents and do all such other things which may be necessary in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(c)  Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market (including Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

(d)  Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral.  Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

(e)  Any cash proceeds of any disposition by the Administrative Agent of any of the Collateral shall be applied by the Administrative Agent to payment of Costs and Expenses, and thereafter to the payment of any and all of the Liabilities in such order of application as the Administrative Agent may from time to time elect, and thereafter any surplus will be paid to the applicable Debtor or as a court of competent jurisdiction shall direct.  The Administrative Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.

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8.           General.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

All notices and requests hereunder shall be in writing (including facsimile transmission) and shall be sent (i) if to the Administrative Agent, to its address shown on Schedule 14.3 to the Credit Agreement or such other address as it may, by written notice to the Borrower, have designated as its address for such purpose, and (ii) if to any Debtor, to its address shown on Schedule I hereto or to such other address as such Debtor may, by written notice to the Administrative Agent, have designated as its address for such purpose.  Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Debtor, shall execute and deliver to such Debtor all releases and other documents reasonably necessary for the release of Liens created hereby on such Collateral.

This Agreement shall remain in full force and effect until all Liabilities have been paid in full (other than contingent indemnification liabilities not yet due and payable) and all Commitments have terminated.  Upon any such termination, the Administrative Agent will, upon any Debtor’s request and at such Debtor’s sole expense, (i) deliver to such Debtor, without any representation, warranty or recourse of any kind whatsoever (other than there are no liens, security interests or encumbrances in favor of the Administrative Agent), all of such Debtor’s Collateral held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Debtor such documents, including UCC-3 terminations, as such Debtor shall reasonably request to evidence such termination and the release of the security interest granted hereby.  If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

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THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5) except to the extent that, pursuant to Illinois law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The rights and privileges of the Administrative Agent hereunder shall inure to the benefit of its successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Agreement (including supplements to the Schedules hereto).  Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF ITS CHIEF EXECUTIVE OFFICE SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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EACH OF EACH DEBTOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

THE MIDDLEBY CORPORATION
MIDDLEBY MARSHALL INC.
MIDDLEBY WORLDWIDE, INC.
BLODGETT HOLDINGS INC.
G.S. BLODGETT CORPORATION
PITCO FRIALATOR, INC.
MAGIKITCH’N INC.
CLOVERLEAF PROPERTIES, INC.

By:        /s/ David B. Baker
Name:      David B. Baker
Title:        Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:        /s/ David A. Johanson
Name:      David A. Johanson
Title:        Vice President

S-1

Signature page for the Security Agreement dated as of December 21, 2001 among The Middleby Corporation, Middleby Marshall Inc. (the “Borrower”), various subsidiaries of the Borrower and Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement dated as of December 21, 2001 among the Borrower and various other parties)

The undersigned is executing a counterpart hereof for purposes of becoming a party to the Security Agreement as of the date set forth below (and each of the undersigned has attached hereto supplements to the Schedules to the Security Agreement setting forth all information necessary to make the representations and warranties set forth in the Security Agreement with respect to such undersigned accurate as of the date set forth below)

[SUBSIDIARY]

By:__________________________________
Name Printed:_____________________________
Title:__________________________________

S-2

SCHEDULE I
TO SECURITY AGREEMENT

ORGANIZATION INFORMATION

True and Correct Name of Debtor	Type of Organization	Jurisdiction of Organization/ Formation	Federal Employment Number	State Organiza- tional Identifcation Number	Chief Executive Office	Principal Place of Business
The Middleby Corporation	Corporation	Delaware	36-3352497	2056754	1400 Toastmaster Dr. Elgin, Illinois 60120	1400 Toastmaster Dr. Elgin, Illinois 60120
Middleby Marshall Inc.	Corporation	Delaware	58-1315813	0850027	1400 Toastmaster Dr. Elgin, Illinois 60120	1400 Toastmaster Dr. Elgin, Illinois 60120
Middleby Worldwide Inc.	Corporation	Florida	65-0033271	J97196	1400 Toastmaster Dr. Elgin, Illinois 60120	1400 Toastmaster Dr. Elgin, Illinois 60120
Blodgett Holdings, Inc.	Corporation	Delaware	03-0318368	2176467	50 Lakeside Avenue Burlington, Vermont 05401	50 Lakeside Avenue Burlington, Vermont 05401
G.S. Blodgett Corporation	Corporation	Vermont	42-0401785	V-027080-0	50 Lakeside Avenue Burlington, Vermont 05401	50 Lakeside Avenue Burlington, Vermont 05401
Pitco Frialator, Inc.	Corporation	New Hampshire	02-0358971	N/A	509 Route 3A Bow, New Hampshire 03304	509 Route 3A Bow, New Hampshire 03304
Magikitch'n Inc.	Corporation	Pennsylvania	23-2385964	898777	50 Lakeside Avenue Burlington, Vermont 05401	50 Lakeside Avenue Burlington, Vermont 05401
Cloverleaf Properties, Inc.	Corporation	Vermont	03-0305628	V-40029-0	50 Lakeside Avenue Burlington, Vermont 05401	50 Lakeside Avenue Burlington, Vermont 05401

SCHEDULE II
TO SECURITY AGREEMENT

ADDRESSES OF LOCATIONS AT WHICH GOODS ARE LOCATED

Debtor/Grantor	Address/City/State

Middleby Marshall Inc.	1400 Toastmaster Drive Elgin, Illinois

Middleby Marshall Inc.	1100 Old Honeycutt Road Fuquay-Varina, North Carolina

Cloverleaf Properties, Inc.	42-44-50 Lakeside Avenue Burlington, Vermont

G.S. Blodgett Corporation	55 Boyer Circle Williston, Vermont 50 Lakeside Avenue Burlington, Vermont

Cloverleaf Properties, Inc.	Harbor Road Shelburne, Vermont

Cloverleaf Properties, Inc.	Junction Routes 89 & 93 Bow, New Hampshire

Pitco Frialator, Inc.	The Concord Center, Suite 101, Suite 105 Concord, New Hampshire

Pitco Frialator, Inc.	509 Route 3A Bow, New Hampshire

Pitco Frialator, Inc.	Parking Lot Bow, New Hampshire

Magikitch'n Inc.	509 Route 3A Bow, New Hampshire

SCHEDULE III
TO SECURITY AGREEMENT

TRADE NAMES

See registered trademarks listed on Schedule IV hereto.

Series 600
Vario-Steam
ASAP
Solstice
Synergy
Smart Generation
MagiGrill

SCHEDULE IV
TO SECURITY AGREEMENT

LIST OF INTELLECTUAL PROPERTY

Patents:

Patent Name	Patent Number	Date of Patent
Transportable Cart	Des. 292,339	Oct. 13, 1987
Transportable Cart	Des. 292,838	Nov. 17, 1987
Dual Flow Heating Apparatus	4,395,233	Jul. 26, 1983
Tunnel Heater	4,471,750	Sep. 18, 1984
Continuous Fryer for Potato Chips and Other Snack Foods	4,488,478	Dec. 18, 1984
Dual Flow Heating Apparatus	4,516,012	May 7, 1985
Tunnel Heater	4,576,090	Mar. 18, 1986
Potato Slicer	4,546,684	Oct. 15, 1985
Conveyor Oven	4,960,100	Oct. 2, 1990
Infra-Red Baking Oven	4,960,977	Oct. 2, 1990
Cooking Apparatus for Producing Grill Stripes on Cooked Products	5,044,264	Sep. 3, 1991
Dough Proofing Chamber	5,072,666	Dec. 17, 1991
High Velocity Conveyor Oven	5,180,898	Jan. 19, 1993
Method for Cooking Food in an Infra-Red Conveyor Oven	5,223,290	Jun. 29, 1993
Conveyor Oven with Uniform Air Flow	5,231,920	Aug. 3, 1993
Infra-Red Deep Fat Fryer	5,253,566	Oct. 19, 1993
Conveyor Oven with Improved Air Flow	5,421,316	Jun. 6, 1995
Ventilated Cooking Oven	5,421,317	Jun. 6, 1995
Belt Cooking Apparatus	5,458,051	Oct. 17, 1995
Convection Oven with Power Induced Back Draft Flow	5,497,760	Mar. 12, 1996
Belt Stabilizer for Pinch Belt Conveyor	5,507,382	Apr. 16, 1996
Modular Food Service Kiosk	5,572,984	Nov. 12, 1996
Gas Fired Deep Fat Fryer	5,577,438	Nov. 26, 1996
Frying Apparatus Filter System	5,582,093	Dec. 10, 1996
Steam Control for Combination Oven and Steamer	5,951,901	Sep. 14, 1999
Combination Steamer and Convection Oven with Double Doors	5,988,154	Nov. 23,1999
High Efficient Convection Fryer with Continuous Filtration	6,095,037	Aug. 1, 2000
Burner Mounting Assembly for a Deep Fat Fryer	6,152,022	Nov. 28, 2000
Efficient Frying Apparatus	6,196,118	Mar. 6, 2001

6

Patent Applications:
SN	FILED	TITLE
09/511,377	2-23-2000	High efficient convection fryer with continuous filtration.
09/821,801	3-30-2001	Filter system for a deep fat fryer.

7

Foreign Patents:
U.S. 4,395,233 - Dual Flow Heating Apparatus
Canada – Pat. No. 1,166,105
United Kingdom – Pat. No. 67951

U.S. 5,044,264 – Cooking Apparatus for Producing Grill Stripes on Cooked Products

Canada – Pat. No. 2,079,097
Europe – Pat. No. 0531456
Designated countries in Europe:	Austria
Belgium
Denmark
France
Germany
Greece
Italy
Luxembourg
Netherlands
Spain
Sweden
United Kingdom

U.S. 5,421,317 – Ventilated Cooking Oven

Australia – Pat. No. 682273
Canada – Pat. No. 2,197,886
Europe – Pat. No. 0779964
Designated countries in Europe:	France
Germany
United Kingdom
Singapore – Appl. No. 9700875-9

U.S. 5,458,051 – Belt Cooking Apparatus

Australia – Pat. No. 683096
Canada – Pat. No. 2,136,385
Europe – Pat. No. 655215
Designated countries in Europe:	France
Germany
United Kingdom

8

Trademarks:
See list of Trademarks attached hereto.
License Agreements:
G. S. Blodgett and J. Curtin Pty. Limited (In-Vent)—Blodgett owns US Patent 5,421,317 and Australian Patent 682273. The agreement, dated July 24, 1997, calls for a minimum payment of $7500.00 per year after 1998 for the life of the Australian patent which expires on June 13, 2015. There is also a royalty free Trademark agreement that expires simultaneously with the Technology License agreement.

G. S. Blodgett and Thermo Power Corporation—Thermo Power licenses Blodgett to use the technology of U. S. Patent 4,671,250 for Non-self-cleaning Convection Oven. The date of the agreement is March 1, 1994 and terminates on June 1, 2004 when the patent expires. From 1997 through 2003 the minimum royalty is to be $15,000.

G.S. Blodgett and William H. Gill—The license is effective on September 16, 1994. Gill licenses Blodgett to manufacture and sell an Omelet Cooking Device, U. S. Patent 4,704,956 for a lump sum of $7,500.00 plus 5% of the Net Invoice Price of the device until the patent expires on November 10, 2004.

Gas Research Institute and G. S. Blodgett—The subject matter of the agreement is the development of a Gas Fired Reconstituting, combination Steam/Convection Oven. The agreement is dated July 28, 1993 and extends to the expiration of the last of the licensed patents that were developed under the agreement. Royalty was to be 2% of net sales until $400,000 was paid and then 1% of net sales.

Pitco Frialator, Inc. and Southern California Gas—The subject matter of the agreement is the development of an Advanced Gas-Fired Commercial Fryer. The agreement is dated August 31, 1994 and terminates when $400,000.00 in royalties are accumulated or 10 years from the date of first commercial sale.

Pitco Frialator, Inc. and GTI—Pitco is to pay royalties of $4.00 per fryer for all Solstice fryers sold through December 31, 2005. On the counter version of the fryer designed for a kiosk setting the royalty is $25.00 per fryer.

9

Schedule IV

TM Rights (Grouped by country) + Status	Report Date 7/6/01

Country	Australia
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15079	IN VENT	11	G.S. BLODGETT CORP.	735641	5/30/97	735641	5/30/97	REGISTERED

Country	European Union
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15276	BLODGETT	7, 9, 11	G.S. BLODGETT CORP.	1559970	3/15/00			Pending Application

Country	France
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15051	BLODGETT	11	G.S. BLODGETT CORP.	93463111	4/2/93	9346111	4/2/93	REGISTERED

Country	Japan
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15054	BLODGETT	9	G.S. BLODGETT CORP.	55-84564	10/21/80	1713903	9/20/94	REGISTERED
15289	BLODGETT	11	G.S. BLODGETT CORP.	200051130	6/8/90			Pending Application

Country	Taiwan
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15053	BLODGETT	97	G.S. BLODGETT CORP.	225060	10/16/83	225060	10/16/93	REGISTERED

Country	United Kingdom
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15052	BLODGETT	11	G.S. BLODGETT CORP.	1147185	12/15/82	1187185	12/15/89	REGISTERED

10

Country	United States
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15431	ZEPHAIRE	11	G.S. BLODGETT CORP.	76231771	3/28/01			Pending Application
15048	BLODGETT	11	G.S. BLODGETT CORP.	444749	6/23/81	391399	11/4/81	REGISTERED
15071	BLODGETT COMBI	11	G.S. BLODGETT CORP.	74/442297	9/30/93	1856690	10/4/94	REGISTERED
15078	INTELLITOUCH	9	G.S. BLODGETT CORP.	73/660959	5/15/87	1463906	12/15/87	REGISTERED
15080	IN-VENT	11	G.S. BLODGETT CORP.	74/635062	2/15/95	2025982	12/24/96	REGISTERED

11

TM Rights (Grouped by country) + Status	Report Date 7/6/01

ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15093	MASTER-THERM	11	G.S. BLODGETT CORP.	713742	2/29/88	1505742	9/27/83	REGISTERED

15107	PULSE PLUS	11	G.S. BLODGETT CORP.	607318	7/1/86	1426180	1/27/87	REGISTERED

15109	VARIO STEAM	11	G.S. BLODGETT CORP.	758513	10/19/88	1549042	7/25/89	REGISTERED

15110	ZEPHAIRE (Stylized)	1	G.S. BLODGETT CORP.	72/358272	4/29/70	910669	3/30/91	PENDING

15114	FAT VAT	12	G.S. BLODGETT CORP.	73/554902	10/22/85	1406321	8/19/86	REGISTERED

15273	SMART GENERATION & DESIGN	11	G.S. BLODGETT CORP.	75/900744	1/20/00			Pending Application

15292	MAGIGRILL	11	G.S. BLODGETT CORP.	76/044786	5/9/00			Pending Application

12

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	Australia
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15079	IN-VENT	G.S. BLODGETT CORP.	735641	735641	REGISTERED	11	Ventilator hood enclosures for conveyor oven

Country	European Union
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

13

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

15276	BLODGETT	G.S. BLODGETT CORP.	1559970	Pending Application 7.9.11
Domestic, kitchen and household electrical appliances, instruments and machines, included in Class 7; apparatus, instruments and machines for washing, drying or laundry purposes; vacuum cleaners and cleaning apparatus, instruments and machines included in Class 7; washing and polishing machines, apparatus and instruments; polishing apparatus, instruments and machines; irons and ironing apparatus, instruments and machines; dishwashers, compaction and waste disposal apparatus, instruments and machines; dust exhausting and removing installations; cleaning appliances utilizing steam; carpet shampooing machines and apparatus; parts and fittings for all the aforesaid goods.

Domestic, kitchen and household electrical appliances, instruments and machines included in Class 9, cleaning apparatus, instruments and machines included in Class 9; electric irons; refrigerated vending apparatus, instruments and machines; refrigerated vending beverage dispensing apparatus, instruments and machines; apparatus and instruments for dispensing ice and chilled beverages; sound on video recording or reproducing apparatus and instruments; radio, television, speakers; camera; remote control apparatus and instruments; communication, transmitting and receiving apparatus and instruments; antennas, amplifiers; magnetic tapes and cassettes for use therewith; dry cells and batteries; transmission lines and electric cables and connectors for use therewith; vending machines, apparatus and instruments; computer apparatus in Class 9; computer software and computer programs; parts and fittings for all the aforesaid goods.

14

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Domestic, kitchen and household electrical apparatus, instruments and machines included in Class 11; fans; apparatus, instruments, machines and installations for cooking, refrigerating, drying, heating, cooling, freezing; refrigerated cabinets; apparatus and instruments for dispensing ice and chilled beverages; ventilating and air conditioning apparatus, instruments and installations; extractor hoods for kitchens; gas and electric ranges, stoves and ovens; hobs; cook tops and cooking surfaces; water coolers and heaters; microwave ovens; electrically driven barbecue units for electric stoves; humidifiers, dehumidifiers, water purifying apparatus and machines and installation;  water filtering apparatus; water softening apparatus and installations, water sterilizers; parts and fittings for all the aforesaid goods.

15

Country	France
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15051	BLODGETT	G.S. BLODGETT CORP.	93:463111	93463111	REGISTERED	11	Baking and roasting ovens

16

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	Japan
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15054	BLODGETT	G.S. BLODGETT CORP.	55-84564	1713903	REGISTERED	9	Gas convection ovens for commercial use.

15289	BLODGETT	G.S. BLODGETT CORP.	2000/51130		Pending Application	11
Domestic, kitchens and household electric apparatus, instruments and machines included in Class 11; fans; apparatus, instruments, machines and installations for cooking, refrigerating, drying, heating, cooling, freezing; refrigerated cabinets; apparatus and instruments for dispensing ice and chilled beverages; ventilating and air conditioning apparatus, instruments and installations; extractor hoods for kitchens; gas and electric ranges,  stoves and ovens; hobs, cook tops and cooking surfaces; water coolers and heaters, microwave ovens; electrically driven barbecue units for electric stoves; humidifiers, dehumidifiers; water purifying apparatus and machines and installations; water filtering apparatus; water softening apparatus and installations; water sterilizers; parts and listings for all the aforesaid goods.

17

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	Taiwan
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15053	BLODGETT	G.S. BLODGETT CORP.	225060	225060	REGISTERED	97	Water heaters, gas ovens, electric ovens, electronic ovens, gas stoves and warmers, and all other goods belong to this class.

Country	United Kingdom
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15052	BLODGETT	G.S. BLODGETT CORP.	1147185	1187185	REGISTERED	11	Gas ovens, electric ovens and electronic ovens (name for experimental purposes); gas cooking stoves; electric cooking stoves; and electronic cooking stove; all for commercial use.

18

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	United States
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15431	ZEPHAIRE	G.S. BLODGETT CORP.	76231771		Pending Application	11	Ovens designed particularly for use in commercial cooking International Class 11.

15048	BLODGETT	G.S. BLODGETT CORP.	444749	391399	REGISTERED	12	Baking and roasting ovens in Class 34.

15071	BLODGETT COMBI	G.S. BLODGETT CORP.	74/442297	1856690	REGISTERED	11	Combination commercial cooking oven/steamers in Class 11.

15478	INTELLITOUCH	G.S. BLODGETT CORP.	73/660959	1468906	REGISTERED	9	Control panels for ovens, in Class 9.

15080	IN VENT	G.S. BLODGETT CORP.	74/635062	2025982	REGISTERED	11	Ventilator hood enclosures for conveyor ovens.

15093	MASTER-THERM	G.S. BLODGETT CORP.	713742	1505742	REGISTERED	11	Commercial cooking ovens.

15107	PULSE PLUS	G.S. BLODGETT CORP.	607318	1426180	REGISTERED	11	Convection ovens

19

Country	United States
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15109	VARIO-STEAM	G.S. BLODGETT CORP.	758513	1549042	REGISTERED	11	Steamer sold as component of an electric oven for commercial use.

15110	ZEPHAIRE (Stylized)	G.S. BLODGETT CORP	72/358272	910669	Pending	11	Oven designed particularly for use in commercial cooking.

15114	FAT VAT	G.S. BLODGETT CORP.	73/554902	1406321	REGISTERED	12	Hot grease transporting carts.

15273	SMART GENERATION & DESIGN	G.S. BLODGETT CORP.	75/900744		Pending Application	11	Commercial conveyor cooking ovens.

15292	MAGIGRILL	G.S. BLODGETT CORP.	76/044786		Pending Application	11	Commercial cooking equipment, namely, electric ovens, conveyor ovens and grills.

20

TM Rights (Grouped by country) + Status + Wipo	Report Date 7/6/01

Country	Australia
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15075	FRIALATOR	11	PITCO FRIALATOR, INC.	A607066	7/16/93	A607066	7/16/80	REGISTERED	No

Country	Benelux
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15115	PITCO	11	PITCO FRIALATOR, INC.		9/8/76	49847	9/8/96	REGISTERED	No

15116	FRIALATOR	11	PITCO FRIALATOR, INC.		9/8/76	49846	9/8/96	REGISTERED	No

Country	Canada
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15097	PITCO FRIALATOR		PITCO FRIALATOR, INC.	248752	12/22/58	TMA 117759	4/29/90	REGISTERED	No

Country	Denmark
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15076	FRIALATOR	11	PITCO FRIALATOR, INC.	1987/1971	7/30/71	VR 197101987	7/30/91	PENDING	No

15095	PITCO	11	PITCO FRIALATOR, INC.	455/1972	2/11/72	VR 197200455	2/11/92	REGISTERED	No

21

Country	European Union
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15279	PITCO	7, 9, 11	PITCO FRIALATOR, INC.	1557941	1/15/00			Pending Application	No

15280	FRIALATOR	7, 9, 11	PITCO FRIALATOR, INC.	1558022	3/15/00	1558022	3/15/00	REGISTERED	No

22

TM Rights (Grouped by country) + Status + Wipo	Report Date 7/6/01

Country	France
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15077	FRIALATOR	11	PITCO -FRIALATOR, INC.			1703060	7/5/00	REGISTERED	No

15096	PITCO	11	PITCO -FRIALATOR, INC.	516154	5/15/79	1530570	5/7/99	REGISTERED	No

Country	Germany
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15117	FRIALATOR	11	PITCO FRIALATOR, INC.	883361	8/8/90	883361	8/8/90	PENDING	No

15242	PITCO	11	PITCO FRIALATOR, INC.	69/2696	7/1/69	870764	7/31/99	REGISTERED	No

Country	Italy
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15334	FRIALATOR	11, 29	PITCO FRIALATOR, INC.	159473		383043	12/4/85	PENDING	No

15098	PITCO	11	PITCO FRIALATOR, INC.	160668	11/10/00	383042	11/10/80	PENDING	No

Country	Japan
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15121	FRIALATOR	11	PITCO FRIALATOR, INC.	077256/1993	7/21/93	3206439	10/31/96	REGISTERED	No

23

TM Rights (Grouped by country) + Status + Wipo	Report Date 7/6/01

Country	United States
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status	WIPO
15073	FRIALATOR (Script)	13	PITCO FRIALATOR, INC.	236329	1/11/66	821449	1/3/87	REGISTERED	No

15094	PITCO	11	PITCO FRIALATOR, INC.	74/431625	9/3/93	1848558	8/9/94	REGISTERED	No

15100	PITCO FRIALATOR	11	PITCO FRIALATOR, INC.	539494	5/24/85	1385139	3/4/86	REGISTERED	No

15101	PITMAN MASTERMATIC (Stylized)		PITCO FRIALATOR, INC.	179062	10/15/63	789068	5/4/85	REGISTERED	No

15108	TURBO FRY 2000	11	PITCO FRIALATOR, INC.	75/033501	12/21/95	2109688	10/28/97	REGISTERED	No

24

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	Australia
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15075	FRIALATOR	PITCO FRIALATOR, INC.	A607066	A607066	REGISTERED	11	Apparatus for cooking including deep fat frying equipment.

Country	Benelux
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15115	PITCO	PITCO FRIALATOR, INC		49847	REGISTERED	11	C 1 I I Installations d’éclairage, de chauffage, de production de vapeur, de cuisson, de réfrigération, de ventilation, de distribution d’eau et installations sanitaires.

							English Translation: Installations for lighting, heating, steam production, cooking, refrigeration, ventilation, water supply and sanitation.

15116	FRIALATOR	PITCO FRIALATOR		49846	REGISTERED	11
“C 1 I I Installations d’éclairage, de chauffage, de production de vapeur (à l’exclusion des parties de machines ou de véhicules) de cuisson, de réfrigération, de séchage, de ventilation y compris de climatisation ou de conditionnement d’air, de distribution d’eau et installations sanitaires; appareils pour le chauffage d’eau.”

25

Country	Benelux
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

English Translation:
“Installations for lighting, heating, steam production (exclusive of machine parts or vehicles) cooking, refrigerating, drying, ventilation including air conditioning or air conditioning, water supply and sanitation; apparatus for heating water.”

Country	Canada
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15097	PITCO FRIALATOR	PITCO FRIALATOR, INC.	248752	TMA 117759	REGISTERED		Kettles for frying in deep fat.

Country	Denmark
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15076	FRIALATOR	PITCO FRIALATOR, INC.	1987/1971	VR 1971/01987	PENDING	11	Deep fat frying cookers and fittings (not contained in other classes) thereof.

15076	PITCO	PITCO FRIALATOR, INC.	455/1972	VR 1972/0455	REGISTERED	11	Apparatus and accessories (not contained in other classes) for deep fat-frying and parts thereof.

26

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	European Union
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15279	PITCO	PITCO FRIALATOR, INC.	1557941		Pending Application	7, 9, 11
Domestic, kitchen and household electrical appliances, instruments and machines, included in Class 7; apparatus, instruments and machines for washing, drying or laundry purposes; vacuum cleaners and cleaning apparatus, instruments and machines included in Class 7; washing and polishing machines, apparatus and instruments; polishing apparatus, instruments and machines; irons and ironing apparatus, instruments and machines; dishwashers, compaction and waste disposal apparatus, instruments and machines; dust exhausting and removing installations; cleaning appliances utilizing steam; carpet shampooing machines and apparatus; parts and fittings for all the aforesaid goods.

27

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	European Union
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

Domestic, kitchen and household electrical appliances, instruments and machines included in Class 9, cleaning apparatus, instruments and machines included in Class 9; electric irons; refrigerated vending apparatus, instruments and machines; refrigerated vending beverage dispensing apparatus, instruments and machines; apparatus and instruments for dispensing ice and chilled beverages; sound on video recording or reproducing apparatus and instruments; radio, television, speakers; camera; remote control apparatus and instruments; communication, transmitting and receiving apparatus and instruments; antennas, amplifiers; magnetic tapes and cassettes for use therewith; dry cells and batteries; transmission lines and electric cables and connectors for use therewith; vending machines, apparatus and instruments; computer apparatus in Class 9; computer software and computer programs; parts and fittings for all the aforesaid goods.

28

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	European Union
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

Domestic, kitchen and household electrical apparatus, instruments and machines included in Class 11; fans; apparatus, instruments, machines and installations for cooking, refrigerating, drying, heating, cooling, freezing; refrigerated cabinets; apparatus and instruments for dispensing ice and chilled beverages; ventilating and air conditioning apparatus, instruments and installations; extractor hoods for kitchens; gas and electric ranges, stoves and ovens; hobs; cook tops and cooking surfaces; water coolers and heaters; microwave ovens; electrically driven barbecue units for electric stoves; humidifiers, dehumidifiers, water purifying apparatus and machines and installation;  water filtering apparatus; water softening apparatus and installations, water sterilizers; parts and fittings for all the aforesaid goods.

15280	FRIALATOR	PITCO FRIALATOR, INC.	1558022	1558022	REGISTERED	7, 9, 11
Domestic, kitchen and household electrical appliances, instruments and machines, included in Class 7; apparatus, instruments and machines for washing, drying or laundry purposes; vacuum cleaners and cleaning apparatus, instruments and machines included in Class 7; washing and polishing machines, apparatus and instruments; polishing apparatus, instruments and machines; irons and ironing apparatus, instruments and machines; dishwashers, compaction and waste disposal apparatus, instruments and machines; dust exhausting and removing installations; cleaning appliances utilizing steam; carpet shampooing machines and apparatus; parts and fittings for all the aforesaid goods.

29

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	European Union
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

Domestic, kitchen and household electrical appliances, instruments and machines included in Class 9, cleaning apparatus, instruments and machines included in Class 9; electric irons; refrigerated vending apparatus, instruments and machines; refrigerated vending beverage dispensing apparatus, instruments and machines; apparatus and instruments for dispensing ice and chilled beverages; sound on video recording or reproducing apparatus and instruments; radio, television, speakers; camera; remote control apparatus and instruments; communication, transmitting and receiving apparatus and instruments; antennas, amplifiers; magnetic tapes and cassettes for use therewith; dry cells and batteries; transmission lines and electric cables and connectors for use therewith; vending machines, apparatus and instruments; computer apparatus in Class 9; computer software and computer programs; parts and fittings for all the aforesaid goods.

30

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	European Union
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

Domestic, kitchen and household electrical apparatus, instruments and machines included in Class 11; fans; apparatus, instruments, machines and installations for cooking, refrigerating, drying, heating, cooling, freezing; refrigerated cabinets; apparatus and instruments for dispensing ice and chilled beverages; ventilating and air conditioning apparatus, instruments and installations; extractor hoods for kitchens; gas and electric ranges, stoves and ovens; hobs; cook tops and cooking surfaces; water coolers and heaters; microwave ovens; electrically driven barbecue units for electric stoves; humidifiers, dehumidifiers, water purifying apparatus and machines and installation;  water filtering apparatus; water softening apparatus and installations, water sterilizers; parts and fittings for all the aforesaid goods.

31

Country	France
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15077	FRIALATOR	PITCO FRIALATOR, INC.		1703060	REGISTERED	11	Apparatus for lighting, heating, steam generating, cooking, refrigerating, drying, ventilating and water supply and sanitary installations.

15096	PITCO	PITCO FRIALATOR, INC.	516154	1530570	REGISTERED	11	Apparatus for lighting, heating, steam generating, cooling, refrigeration, drying, ventilating, water supply and sanitary purposes in Class 11.

Country	Germany
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15117	FRIALATOR	PITCO FRIALATOR, INC.	883361	883361	PENDING	11	Apparatus for lighting, heating, steam generating, cooling, refrigeration, drying, ventilating, water supply and sanitary purposes.

15242	PITCO	PITCO FRIALATOR, INC.	69/2696	870764	REGISTERED	11	Apparatus for lighting, heating, steam generating, cooling, refrigeration, drying, ventilating, water supply and sanitary purposes

32

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	Italy
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15334	FRIALATOR	PITCO FRIALATOR, INC.	159473	383043	PENDING	11, 29	NEED DESCRIPTION OF GOODS.

15098	PITCO	PITCO FRIALATOR, INC.	160688	383042	PENDING	11
Apparatus for lighting, heating, steam generating, cooling, refrigeration, drying, ventilating, water supply and sanitary purposes in Class 11, (fish, poultry and game, extracts, preserved, dried and cooked fruits and vegetables, jellies, jams, eggs, milk and milk products, edible oils and fats, preserves and pickled foods in Class 29).

Country	Japan
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15121	FRIALATOR	PITCO FRIALATOR, INC.	0772561993	3206439	REGISTERED	11	Deep fat frying equipment. NEED DESCRIPTION OF GOODS

Country	United States
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15073	FRIALATOR (Script)	PITCO FRIALATOR, INC.	236329	821449	REGISTERED	13	Deep fat frying equipment.

33

Country	United States
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

15094	PITCO	PITCO FRIALATOR, INC.	74/431625	1848558	REGISTERED	11	Cookers for commercial institutions, namely commercial cooking ovens and gas and electric deep fryers

15100	PITCO FRIALATOR	PITCO FRIALATOR, INC.	539494	1385139	REGISTERED	11	Deep fat fryers for commercial use.

15101	PITMAN MASTERMATIC (Stylized)	PITCO FRIALATOR, INC.	179062	789068	REGISTERED	11	Automatic continuous, deep fat food and fryer.

15108	TURBO FRY 2000	PITCO FRIALATOR, INC.	75/035501	2109688	REGISTERED	11	Gas and electric deep fat fryers for commercial use.

34

TM Rights (Grouped by country) + Status	Report Date 7/6/01

Country	Canada
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15176	MAGIKITCHEN		MAGIKITCHEN, INC.	734617	8/3/93	TMA 484511	10/23/97	REGISTERED

Country	United States
ID	Mark	Classes	Reg. Owner	App. #	App. Dt.	Reg. #	Reg. Dt.	Status
15081	MAGICATER	11	MAGIKITCHEN, INC.	74/292960	7/10/92	1867576	12/13/94	REGISTERED

15084	MAGICOALS	4	MAGIKITCHEN, INC.	74/588874	10/21/94	1996057	8/27/96	REGISTERED

15086	MAGIKITCHEN (Stylized)	11	MAGIKITCHEN, INC.	74/292979	7/10/92	1875171	1/24/95	REGISTERED

15113	MAGIKITCHEN	11	MAGIKITCHEN EQUIPMENT CORP.	73/341749	12/14/81	1213212	10/19/82	REGISTERED

35

TM Rights (Grouped by country) + Status + Goods	Report Date 7/6/01

Country	Canada
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15176	MAGIKITCHEN	MAGIKITCHEN, INC.	734617	TMA 484511	REGISTERED		Cooking appliances, namely, gas and electrically heated boilers, griddles and grills.

Country	United States
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
15081	MAGICATER	MAGIKITCHEN, INC.	74/292960	1867576	REGISTERED	11	Outdoor commercial cooking equipment, namely, gas and solid fuel burning grills and smokers, in Class 11.

15084	MAGICOALS	MAGIKITCHEN, INC.	74/588874	1996457	REGISTERED	4	Ceramic briquettes for use in electric gas grills, in Class 4.

15086	MAGIKITCHEN (Stylized)	MAGIKITCHEN, INC.	74/292979	1875171	REGISTERED	11
Stoves for commercial use, namely, electric stoves, gas stoves, solid fuel burning stoves, electric and gas broilers for commercial use; and holding equipment, namely smokers for commercial use, in Class 11.

15113	MAGIKITCHEN	MAGIKITCHEN EQUIPMENT CORP.	73/341749	1213212	REGISTERED	11	Cooking appliances, namely, gas and electrically heated broilers, griddle and grills.

36

Schedule IV

MIDDLEBY MARSHALL ACTIVE TRADEMARKS
Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

CTX	South Africa	Pending	202170-00476	2000/9361 15-May-00

CTX & DESIGN	United States	Registered	202170-00111	466303 21-Feb-84	1337554 28-May-85

ESCAN	Canada	Registered	202170-00198	420413 26-Jan-78	233886 22-Jun-79

MENUSELECT	United States	Registered	202170-00246	142237 22-Feb-91	1783356 20-Jul-93

MIDDLEBY MARSHALL	China	Registered	202170-00429		1207431 14-Sep-98

	Egypt	Pending	202170-00428	108239 08-Jul-97

	Mexico	Registered	202170-00430	300999 10-Jul-97	570383 10-Jul-97

	Philippines	Pending	202170-00426	4-1998-00447 28-Jan-98

	Spain	Registered	202170-00427	2103299 08-Jul-97	2103299 08-Jul-97

MIDDLEBY MARSHALL & LOGO

	South Africa	Pending	202170-00477	2000/9362 15-May-90

37

Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

MIDDLEBY MARSHALL & MM LOGO

	Thailand	Registered	202170-00432	350978 18-Dec-97	TM93089 18-Dec-97

MIDDLEBY MARSHALL AND MM DESIGN

	Germany	Registered	202170-00051	M66239/11WZ 16-Nov-89	1169027 16-Nov-89

MIDDLEBY-MARSHALL
	Australia	Registered	202170-00034	483891 22-Mar-88	B483891 22-Mar-88

	Benelux	Registered	202170-00037	62596 22-Mar-88	451206 22-Mar-88

	Canada	Registered	202170-00038	604100 30-Mar-88	352547 03-Mar-89

	Finland	Registered	202170-00042	1536/88 11-Apr-88	109904 20-Dec-90

	France	Registered	202170-00046	917362 30-Mar-88	1696524 30-Mar-88

	Germany	Registered	202170-00049	M62612/11 22-Mar-88	1136391 17-Mar-89

38

Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

	Hong Kong	Registered	202170-00052	1550/88 26-Mar-88	1550/88 26-Mar-88

	Italy	Registered	202170-00055	19689C/88 14-Apr-88	524936 14-Apr-88

	Japan	Registered	202170-00058	30995/88 22-Mar-88	2217906 27-Mar-90

	Korea, South	Registered	202170-00061	88-7552 28-Mar-88	172111 14-Jun-89

	Singapore	Registered	202170-00431	T97/10282G 20-Aug-97	T97/10282G 20-Aug-97

	Taiwan	Registered	202170-00068	77015842 14-Apr-88	428088 16-Jan-89

	United Kingdom	Registered	202170-00074	1339056 21-Mar-88	1339056 21-Mar-88

	United States	Registered	202170-00009	156932 30-Jan-78	1109952 26-Dec-78
MIGHTY CHEF
	United States	Registered	202170-00444	75/483842 12-May-98	2296982 30-Nov-99

39

Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

MM & DESIGN
	Canada	Registered	202170-00040	624895 07-Feb-89	376714 07-Dec-90

	Japan	Registered	202170-00060	023028/1989 01-Mar-89	2442317 31-Aug-92

MM AND DESIGN
	Australia	Registered	202170-00036	503554 25-Jan-89	A503554 25-Jan-89

	Finland	Registered	202170-00045	398/89 26-Jan-89	110298 07-May-91

	France	Registered	202170-00048	106280 27-Jan-89	1620506 27-Jan-89

	Hong Kong	Registered	202170-00054	1038/89 25-Jan-89	B1773/90 25-Jan-89

	Italy	Registered	202170-00057	17919C/89 16-Feb-89	0554363 16-Feb-89

	Korea, South	Registered	202170-00064	89/2349 02-Feb-89	186242 29-Dec-89

	Spain	Registered	202170-00067	1305365 27-Feb-89	1305365 05-Sep-90

	Taiwan	Registered	202170-00072	78003051	451408 15-Aug-89

40

Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

	United Kingdom	Registered	202170-00076	1370981 17-Oct-88	1370981 17-Oct-18

	United States	Registered	202170-00032	758724 20-Oct-88	1570660 12-Dec-89

41

Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

MM Logo	China	Registered	202170-00433	970078647 30-Jul-97	1207383 14-Sep-98

	Egypt	Pending	202170-00434	108240 08-Jul-97

	Mexico	Registered	202170-00435	301000 10-Jul-97	629295 26-Oct-99

	Philippines	Pending	202170-00438	4-1998-00590 28-Jan-98

	Singapore	Pending	202170-00436	S/10283/97 20-Aug-97

	Thailand	Registered	202170-00437	349602 27-Nov-97	TM90663 26-Nov-97

MMOCO & DESIGN
	United States	Registered	202170-00026	254591 10-Sep-27	237729 17-Jan-88

	United States	Registered	202170-00030	117796 13-Apr-61	731845 22-May-82

PACESETTER
	Australia	Registered	202170-00035	438163 16-Dec-85	A438163 16-Dec-85

42

Trademark Name	Country	Status	Our File No.	Appln. Number Appln Date	Reg. Number Reg. Date

	Canada	Registered	202170-00039	554407 17-Dec-85	334986 04-Dec-87

	Germany	Registered	202170-00050	M57720/11 05-Dec-85	1094322 23-Jul-86

	Japan	Registered	202170-00059	122789/85 10-Dec-85	2145823 23-Jun-89

	United States	Registered	202170-00031	311746 26-May-81	1220743 21-Dec-82

ROTOGAGE
	United States	Registered	202170-00085	186141 06-Feb-64	778751 28-Oct-64

SECOTAINER
	United States	Registered	202170-00293	170267 24-May-91	1730906 10-Nov-92

SOUTH BEND
	United States	Registered	202170-00078	434743 05-Sep-72	990159 06-Aug-74

TOASTMASTER
	Philippines	Pending	202170-00440	4-2000-02523 30-Mar-00

	United States	Registered	202170-00112	76234 22-Jun-59	699340 14-Jun-60

43

MIDDLEYBY MARSHALL, INC.
Active Patents By Title

Title	Case No.	Country Name	Status	Appln. Number Appln Date	Patent No. Issue Date	Expiration Date

BAKING OVEN
	202170-00022	United States of America	Granted	07/285,287 15-Dec-1997	4,954,392 23-Oct-1990	23-Oct-2007

CONVEYOR OVEN CONTROL
	202870-00245	United States of America	Granted	07/753,426 30-Aug-1991	5,197,375 30-Mar-1993	30-Aug-2011

CONVEYOR OVEN HAVING AN ENERGY MANAGEMENT SYSTEM FOR A MODULATED GAS FLOW
	202170-00481	United States of America	Pending	09/883,786 16-Jun-2001

CONVEYOR OVEN WITH MODULATED GAS FLOW
	202170-00479	United States of America	Pending	09/780,194 12-Jan-2001

CONVEYOR TOASTER OVEN
	202170-004115	Japan	Granted	327239/95 15-Dec-1995	3050371 21-Apr-2000	15-Dec-2015

	202170-00417	Mexico	Granted	95 04140 29-Sep-1995	188203 10-Mar-1998	29-Sep-2015

	202170-00395	United States of America	Granted	08/382,886 02-Feb-1995	5,473,875 12-Dec-1995	02-Feb-2015

44

Title	Case No.	Country Name	Status	Appln. Number Appln Date	Patent No. Issue Date	Expiration Date

HIGH EFFICIENCY CONVEYOR OVEN
	202170-9001	United States of America	Pending	09/993,980 14-Nov-2001

HUMPBACK OVEN-BROILER
	202170-00155	Canada	Granted	454383 15-May-1984	1211145 09-Sep-1986	09-Sep-2003

LOW PROFILE OVEN
	202170-00296	United States of America	Granted	07/691,281 29-May-1992	5,277,105 11-Nov-1994	29-May-2012

LOW PROFILE STACKABLE CONVEYOR OVEN
	202170-00332	Australia	Granted	39942/93 31-May-1993	658743 31-May-1993	31-May-2013

	202170-00333	Canada	Pending	2097253 28-May-1993

	202170-00334	Japan	Granted	5-151422 29-May-1993	3068732 19-May-2000	29-May-2013

METHOD OF INFRARED TUNNEL OVEN COOKING OF FOOD PRODUCTS
	202170-00308	United States of America	Granted	06/778,350 24-Dec-1985	4,664,823 12-May-1987	17-May-2004

45

Title	Case No.	Country Name	Status	Appln. Number Appln Date	Patent No. Issue Date	Expiration Date

OVEN CONTROL
	202170-00315	United States of America	Granted	07/940,791 04-Sep-1992	5,253,564 19-Oct-1993	30-Aug-2011

RESTAURANT TYPE GRIDDLE WITH MODULAR CONSTRUCTION AND WHICH IS LOAD SENSITIVE
	202170-00399	Mexico	Granted	850445 12-Jan-1995	188891 11-Mar-1996	12-Jan-2015

	202170-00389	United States of America	Granted	06/292,738 18-Aug-1994	5,413,032 09-May-1995	18-Aug-2014

SELF-CLEANING CONVEYOR OVEN
	202170-9002	United States of America	Pending	60/313,979 21-Aug-2001

SMALL CONVEYOR TOASTER OVEN
	202170-00450	Mexico	Pending	98 10082 30-Nov-1998

	202170-00439	United States of America	Granted	09/019,578 06-Feb-1998	5,157,602 05-Dec-2009	08-Feb-2018

SMALL FAST ACTING CONVEYOR TOASTER OVEN
	202170-00475	United States of America	Granted	09/478,761 06-Jun-2000	6,252,201 26-Jun-2001	08-Jun-2020

TUNNEL OVEN
	202170-80310	United States of America	Granted	06/611,196 17-Mar-1984	4,554,437 19-May-1985	17-Mar-2004

46

Active Southbend Trademarks

Matter ID	Client	Title of Mark	Status	Registration #	Serial #	Reg Date	Goods
3867-016	Southbend	MARATHONER	registered	2002543	74/680673	9/24/1998	convection ovens for commercial use

3867-017	Southbend	MARATHONER GOLD	registered	2002539	74/679808	9/24/1998	convection ovens for commercial use

3867-018	Southbend	PYROMAX	registered	2079824	74/679804	7/15/1997	open top gas grill

3867-019	Southbend	SteamMaster	Registered	1833942	74/58892	2/5/1991	counter top steamer for cooking and heating food

3867-020	Southbend	SteamMaster	registered	1670790	74/53756	12/31/1991	commercial cooking equipment namely, counter steamers, etc. (see file)

3867-021	Southbend	SOUTHBEND	Registered	990159	72/434743	8/8/1974	COOKING AND SERVING APPARATUS FOR COMMERCIAL USE-NAMELY, RANGES, FRYERS, BROILERS, GAS AND ELECTRIC OVENS, GRIDDLES, BRAISING PANS AND HOT PLATES

3867-022	Southbend	FLEX-BROILER	Registered	1822777	74/53383	6/9/1992	commercial cooking equipment, namely, charbroilers

47

Active Southbend Trademarks

Matter ID	Client	Title of Mark	Status	Registration #	Serial #	Reg Date	Goods
3867-028	Southbend	SILVERSTAR	registered	2063466	75/137904	5/20/1997	convection ovens

48

Active Southbend Patents

U.S. Patent No.	Title	Issue Date	C&B Ref. No.
5,381,749	Gas Fired Convection Oven	11/8/1994	3867-008
5,460,157	Gas Fired Convection Oven	10/24/1995	3867-003
5,601,070	Convection Oven	2/11/1997	3867-014
5,619,983	Combination Convection/Steamer Oven	4/15/1997	3867-011
5,539,232	Gas Burner	6/17/1997	3867-015
5,655,511	Gas-Fired Convection Oven	8/12/1997	3867-030
5,727,539	Convection Oven with Multi-Level Heating Chamber	3/17/1998	3867-026
5,864,120	Convection Oven with Modular Control Panel	1/26/1999	3867-031
5,859,812	Pressure Regulator for Steam Oven	2/9/1999	3867-034
5,988,388	Deformable Corrugated Layer for Heating Block	10/19/1999	3867-036
6,107,605	Pressure Regulator for Steam Oven	8/22/2000	3867-040
6,175,100	Pressure Regulator for Steam Oven	1/16/2001	3867-046

09/904,391 (Pending Application)	Gas-Fired Cooking Device With Griddle Surface Heated by Heat Bank	7/12/2001 (Filing Date)	3867-052

EXHIBIT D

COPY OF U.S. PLEDGE AGREEMENT

(see attached)

U.S. PLEDGE AGREEMENT

THIS U.S. PLEDGE AGREEMENT (this “Agreement”) dated as of December 21, 2001 is among THE MIDDLEBY CORPORATION (the “Parent”), MIDDLEBY MARSHALL INC. (the “Borrower”), each subsidiary of the Borrower from time to time party hereto (together with the Parent and the Borrower, individually each a “Pledgor” and collectively, the “Pledgors”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below) for the Lenders (as defined below).

WITNESSETH:

WHEREAS, the Parent, the Borrower, various financial institutions (the “Lenders”) and Bank of America, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), have entered into a Credit Agreement dated as of December 21, 2001 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Parent has guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and certain hedging obligations pursuant to the guaranty of the Parent set forth in Section 13 of the Credit Agreement (the “Parent Guaranty”), and each other Pledgor other than the Borrower has guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and certain hedging obligations pursuant to a Subsidiary Guaranty dated as of December 21, 2001 (the “Subsidiary Guaranty”);

WHEREAS, each Pledgor will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement; and

WHEREAS, the obligations of Borrower and the Parent under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and the obligation of each other Pledgor under the Subsidiary Guaranty are to be secured pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  When used herein, (a) the capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Administrative Agent - see the recitals.

Agreement - see the introductory paragraph.

Bank of America - see the introductory paragraph.

Borrower - see the introductory paragraph.

Collateral - see Section 2.

Costs and Expenses means, with respect to any Pledgor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) such Pledgor’s execution, delivery and performance of this Agreement, (ii) protecting, preserving or maintaining any Collateral of such Pledgor, (iii) collecting the Liabilities of such Pledgor and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Pledgor.

Credit Agreement - see the recitals.

Default means the occurrence of any of the following events:  (i) any Unmatured Event of Default with respect to the Parent or the Borrower under Section 12.1.3 of the Credit Agreement, (ii) any Event of Default or (iii) any warranty of any Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the Collateral is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

Lender Party means each Lender and any Affiliate of a Lender which is a party to a Hedging Agreement with the Borrower.

Lenders - see the recitals.

Liabilities means, (a) with respect to the Borrower, (i) all obligations of the Borrower under or in connection with the Credit Agreement or any other Loan Document (including this Agreement) and (ii) all Hedging Obligations of the Borrower to any Lender Party, (b) with respect to the Parent, all obligations of the Parent under or in connection with the Credit Agreement or any other Loan Document (including this Agreement) and (c) with respect to any other Pledgor, all obligations of such Pledgor under or in connection with the Subsidiary Guaranty, as the same may be amended, modified, extended or renewed from time to time.

Parent - see the recitals.

Parent Guaranty - see the recitals.

Pledgor - see the introductory paragraph.

Subsidiary Guaranty - see the recitals.

2.           Pledge.  As security for the payment of all Liabilities, each Pledgor hereby pledges to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of the following:

A.           All of the shares of stock and other securities described in Schedule I opposite the name of such Pledgor, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

B.           All additional shares of stock of any of the Issuers listed in Schedule I opposite the name of such Pledgor at any time and from time to time acquired by the Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

C.           All other property hereafter delivered to the Administrative Agent by such Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

D.           All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

Each Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than dividends or payments which such Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of such Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Administrative Agent.

3.           Warranties; Further Assurances.  Each Pledgor warrants to the Administrative Agent, as to its Collateral, for the benefit of each Lender Party that:  (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of such Pledgor’s Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than (i) the security interest created hereunder and (ii) inchoate tax and ERISA liens; (b) to the extent such Pledgor’s Collateral is represented by certificated securities, the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in such Collateral in favor of the Administrative Agent; (c) all shares of stock referred to in Schedule I opposite the name of such Pledgor are duly authorized, validly issued, fully paid and non-assessable; (d) as to each Issuer whose name appears in Schedule I opposite the name of such Pledgor, such Pledgor’s Collateral represents on the date hereof not less than the applicable percent (as shown in Schedule I) of the total shares of capital stock issued and outstanding of such Issuer; and (e) as of the date hereof, the information contained in Schedule I opposite the name of such Pledgor is true and accurate in all respects.

So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of any Lender Party with respect to the creation of any Liabilities, each Pledgor (i) shall not, except as permitted by the Credit Agreement or with the express prior written consent of the Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder; (ii) shall deliver such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Administrative Agent) and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in such Pledgor’s Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities (and by its signature hereto, such Pledgor authorizes the Administrative Agent to file any financing statements without the signature of such Pledgor); (iii) will execute and deliver to the Administrative Agent such stock powers and similar documents relating to such Pledgor’s Collateral, reasonably satisfactory in form and substance to the Administrative Agent, as the Administrative Agent may reasonably request; and (iv) will furnish the Administrative Agent or any Lender Party such information concerning such Pledgor’s Collateral as the Administrative Agent or such Lender Party may from time to time reasonably request, and will permit the Administrative Agent or any Lender Party or any designee of the Administrative Agent or such Lender Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to such Pledgor’s Collateral, and will, upon request of the Administrative Agent at any time when a Default has occurred and is continuing, deliver to the Administrative Agent all of such records and papers.

4.           Holding in Name of Administrative Agent, etc.  The Administrative Agent may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgors, take all or any of the following actions:  (a) transfer all or any part of the Collateral into the name of the Administrative Agent or any nominee or sub-agent for the Administrative Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of any Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

5.           Voting Rights, Dividends, etc.  (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Administrative Agent has not given the notice referred to in paragraph (b) below:

A.           The Pledgors shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgors of stock purchase or subscription rights may be made only from funds of the Pledgors not comprising part of the Collateral required to be delivered to the Administrative Agent hereunder) relating or pertaining to the Collateral or any part thereof for any purpose; provided that each Pledgor agrees that it will not exercise any such right or power in any manner which would violate this Agreement or any other Loan Document.

B.           The Pledgors shall be entitled to receive and retain any and all lawful dividends and other payments payable in respect of the Collateral which are paid in cash by any Issuer if such dividends and other payments are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by any Pledgor, shall be forthwith delivered to the Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

C.           The Administrative Agent shall execute and deliver, or cause to be executed and delivered, to the applicable Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends and payments which it is authorized to retain pursuant to clause (B) above.

(b)  Upon notice from the Administrative Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Administrative Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and payments.  Any and all money and other property paid over to or received by the Administrative Agent pursuant to this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

6.           Remedies.  During the existence of a Default, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it.  Without limiting the foregoing, during the existence of a Default the Administrative Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of any Pledgor therein and thereto, at any public or private sale or brokers’ board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.  Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies during the continuance of a Default.  Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition.  Any proceeds of any of the Collateral may be applied by the Administrative Agent to the payment of Costs and Expenses, and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the applicable Pledgor or as a court of competent jurisdiction shall direct).

The Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7.           General.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

No delay on the part of the Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases and other documents reasonably necessary for the release of Liens created hereby on such Collateral.

This Agreement shall remain in full force and effect until all Liabilities have been paid in full (other than contingent indemnification liabilities not yet due and payable) and all Commitments have terminated.  Upon any such termination, the Administrative Agent will, upon any Pledgor’s request and at such Pledgor’s sole expense, (i) deliver to such Pledgor, without any representation, warranty or recourse of any kind whatsoever (other than that there are no security interests, liens or encumbrances in favor of the Administrative Agent), all of such Pledgor’s Collateral (including stock powers and other documents) held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and the release of any security interest granted hereby.

All obligations of the Pledgors and all rights, powers and remedies of the Administrative Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown opposite its signature hereto or at such other address as such party may, by written notice to the other party, have designated as its address for such purpose.  Notices sent by facsimile transmission shall be deemed to have been given when sent with confirmation of receipt; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

This Agreement shall be binding upon the Pledgors and the Administrative Agent and their respective successors and assigns (provided that no Pledgor may assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of each Pledgor and the Administrative Agent and the successors and assigns of the Administrative Agent.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.  At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Agreement, together with a supplement to Schedule I hereto setting forth all relevant information with respect to such party as of the date of delivery, whereupon Schedule I hereto shall be deemed to be amended automatically to incorporate such information.  Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Agreement.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION,  IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF SUCH PLEDGOR SET ACROSS FROM ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICE HEREUNDER), OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF EACH PLEDGOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

MIDDLEBY MARSHALL INC.
THE MIDDLEBY CORPORATION
G.S. BLODGETT CORPORATION
BLODGETT HOLDINGS INC.

By:	/s/ David B. Baker
Name Printed:	David B. Baker
Title:	Vice President

Address:
1400 Toastmaster Drive
Elgin, Illinois 60120
Attention: David B. Baker
Facsimile: (847) 741-1689

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ David A. Johanson
Name Printed:	David A. Johanson
Title:	Vice President

Address:
231 South LaSalle Street
Chicago, IL 60697
Attention: David A. Johanson
Facsimile: (312) 974-9102

Signature page for the U.S. Pledge Agreement dated as of December 21, 2001 among The Middleby Corporation, Middleby Marshall Inc. (the “Borrower”), various subsidiaries of the Borrower and Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of December 21, 2001 with the Borrower and various other parties.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:

[SUBSIDIARY]

By:
Name Printed:
Title:

SCHEDULE I
TO PLEDGE AGREEMENT

STOCK

Pledgor	Issuer	Certificate #	# of Pledged Shares	# of Shares Issued and Outstanding	Pledged Shares as % of Total Shares of Issuer Outstanding
The Middleby Corporation	Middleby Marshall Inc.	7	100,000	100,000	100%
The Middleby Corporation	Middleby Marshall Inc.	6	1,000,000	1,000,000	100%
Middleby Marshall Inc.	Blodgett Holdings Inc.	16	2,710,000	2,710,000	100%
Middleby Marshall Inc.	Middleby Worldwide Corporation	16	4,387	4,387	100%
Blodgett Holdings Inc.	G. S. Blodgett Corporation	142	10	10	100%
G. S. Blodgett Corporation	Pitco Frialator, Inc.	3	1,000	1,000	100%
G. S. Blodgett Corporation	MagiKitch’n Inc.	3	10,000	10,000	100%
G. S. Blodgett Corporation	Cloverleaf Properties, Inc.	4	15,000	15,000	100%

EXHIBIT E

FORM OF
ASSIGNMENT AGREEMENT

This Lender Assignment Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate of [identify Lender]]

3.	Borrower:	Middleby Marshall Inc.

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Fourth Amended and Restated Credit Agreement, dated as of December 28, 2007 among The Middleby Corporation, Middleby Marshall Inc., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

Amount of Revolving Commitment Assigned		Commitment Amount		Percentage Assigned		Amount of Revolving Loans Assigned
$	________________	$	________________	________________	%	$	________________

[7.	Trade Date:	__________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH, SUBJECT TO SECTION 15.9.1 OF THE CREDIT AGREEMENT, SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

[BANK OF AMERICA, N.A.], as Administrative Agent

By:
Title:

[Consented to:

MIDDLEBY MARSHALL INC.

By:
Title:]

[OTHER REQUIRED CONSENTS]

ANNEX 1 TO ASSIGNMENT AGREEMENT
[___________________]
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT

1.         Representations and Warranties.

1.1.      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1.1 and 10.1.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, (v) as of the date hereof, the Borrower will not be obligated to pay any greater amount under Section 7.6 or Section 8 of the Credit Agreement than the Borrower is obligated to pay to the Assignor under such Sections and (vi) if it is a “foreign corporation, partnership or trust” within the meaning of the Code, (A) the Assignee will be in compliance with all applicable provisions of Section 14.10 of the Credit Agreement on or prior to the Effective Date and (B) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.         General Provisions.  This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT F

FORM OF CONFIRMATION

Dated as of December 28, 2007

To:
Bank of America, N.A., individually and as administrative agent (in such capacity, the “Administrative Agent”), and the other financial institutions party to the Amended Credit Agreement referred to below

Please refer to the following:

(a)           the Fourth Amended and Restated Credit Agreement dated as of the date hereof (the “Amended Credit Agreement”) among The Middleby Corporation (the “Parent”), Middleby Marshall Inc. (the “Company”), various financial institutions and the Administrative Agent;

(b)           the Security Agreement dated as of December 21, 2001 among the undersigned and the Administrative Agent;

(c)           the U.S. Pledge Agreement dated as of December 21, 2001 among various of the undersigned and the Administrative Agent;

(d)           the Share Pledge Agreement [Taiwan] dated as of July 11, 2002 between Middleby Worldwide, Inc. and the Administrative Agent;

(e)           the Stock Pledge Agreement [Mexico] dated May 15, 2002 between Middleby Worldwide, Inc. and the Administrative Agent;

(f)            the Pledge Agreement [Philippines] dated as of May 31, 2002 between the Company and the Administrative Agent, as amended;

(g)           Deed of Charge and Memorandum of Deposit dated December 21, 2002 executed by G.S. Blodgett Corporation in favor of the Administrative Agent;

(h)           the Subsidiary Guaranty dated as of December 21, 2001 by various of the undersigned  in favor of the Administrative Agent; and

(i)            the Mortgages/Deeds of Trust dated as of December 21, 2001, August 31, 2005 and December 20, 2005 as identified on each Exhibit A, relating to the real property described on the related Exhibit B.

Each document referred to in items (b) through (i) above is called a “Credit Document”.  Capitalized terms used but not defined herein shall have the meanings set forth in the Amended Credit Agreement; and the rules of interpretation set forth in Section 1.2 of the Amended Credit Agreement shall apply as if set forth in full herein.

Each of the undersigned hereby confirms to the Lenders (as defined in the Amended Credit Agreement) and the Administrative Agent that each Credit Document to which such undersigned is a party continues in full force and effect on the date hereof after giving effect to the Amended Credit Agreement and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Each of the undersigned hereby agrees with the Administrative Agent that (a) the obligations and liabilities guaranteed under the Subsidiary Guaranty and secured under each other Credit Document include all obligations and liabilities of the Company under the Amended Credit Agreement and (b) each reference in each Credit Document to the “Credit Agreement” shall, on and after the date hereof, be deemed to be a reference to the Amended Credit Agreement.  By its signature below, the Administrative Agent agrees to the provisions of the foregoing clauses (a) and (b).

Each of the undersigned and the Administrative Agent (for itself and on behalf of the Lenders) acknowledges and agrees that the last paragraph of the Confirmation dated as of May 19, 2004 relating to the pledge of equity securities of Foreign Subsidiaries remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Confirmation as of the date first above written.

THE MIDDLEBY CORPORATION
MIDDLEBY MARSHALL INC.
MIDDLEBY WORLDWIDE, INC.
BLODGETT HOLDINGS INC.
G.S. BLODGETT CORPORATION
PITCO FRIALATOR, INC.
MAGIKITCH’N INC.
CLOVERLEAF PROPERTIES, INC.
ALKAR HOLDINGS, INC.
ALKAR-RAPIDPAK, INC.
ALKAR-RAPIDPAK BRASIL LLC
      By: Alkar-RapidPak, Inc., its sole member
ALKAR-RAPIDPAK BRASIL LLC
JADE RANGE, LLC
CARTER HOFFMANN, LLC
MEAT PROCESSING EQUIPMENT, LLC
HOUNO HOLDING LLC
WELLS BLOOMFIELD, LLC

Witness:	By:
Name:
By:	Title:
Name:

ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

On this _____ day of December, 2007, before me, appeared _______________________, to me personally known, who being by me duly sworn, did say that he/she is the ____________________________ of each of the above-named corporations, and acknowledged said instrument to be the free act of said corporations.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid on the day and year first above written.

Notary Public

My Commission Expires:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as
Administrative Agent

Witness:
By:
By:	Name:
Name:	Title:

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

On this _____ day of December, 2007, before me, appeared ______________, to me personally known, who being by me duly sworn, did say that he is ________________ of Bank of America, N.A., a national banking association, and acknowledged said instrument to be the free act of said association.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid on the day and year first above written.

Notary Public

My Commission Expires:

THIS INSTRUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:
Jennifer Bruni
Mayer Brown LLP
190 South LaSalle Street
Chicago, Illinois  60603
(312) 782-0600

EXHIBIT A
Identification of Mortgage Documents

Site Address:  Elgin, Cook County, Illinois

Document	Name of Mortgagor	Date of Document	Document Number	Date of Recording
Mortgage, Security Agreement, Assignment of Rents and Leases Financing Statement and Fixture Filing	Middleby Marshall, Inc., a Delaware corporation	December 21, 2001	Recorded as document number 0011234057	December 27, 2001
			Re-recorded as document number 0020208485	February 22, 2002

EXHIBIT B
Legal Description

That part of Sections 6 and 7, Township 41 North, Range 9 East of the Third Principal Meridian, described as follows:

Commencing at a point on the North line of said Section 6, being also the line of Hanover Township which point is 855.0 feet West from the Northeast corner of said Section 6; thence South 3 degrees 38 minutes West along the West line of the Assessors Division 3783.5 feet, more or less, to the Northerly line of Shoe Factory Road (being a road with a 100.0 foot right of way); thence North 86 degrees 34 minutes 53 seconds West along said Northerly right of way line 71.0 feet; thence North 03 degrees 38 minutes 00 seconds East along a line 71.0 feet West of and parallel to said West line of the Assessor’s Division, 2220.38 feet for the point of beginning; thence continuing North 03 degrees 38 minutes 00 seconds East along the last described line 888.63 feet; thence North 89 degrees 51 minutes 43 seconds West, 1009.19 feet; thence South 0 degrees 09 minutes 10 seconds West, 886.8 feet; thence South 89 degrees 51 minutes 43 seconds East 955.24 feet to the point of beginning, in Cook County, Illinois, excepting any part thereof falling within street dedicated by document recorded November 16, 1990 as number 90562719, known as Toastmaster Drive.

PIN:	06-06-200-024
06-06-200-032

Common Address:	1400 Toastmaster Drive
Elgin, Illinois

EXHIBIT A
Identification of Mortgage Documents

Site Address:  Wake County, North Carolina

Document	Name of Grantor	Date of Document	Document Number	Date of Recording
Deed of Trust, Security Agreement, Assignment of Rents and Leases Financing Statement and Fixture Filing	Middleby Marshall, Inc., a Delaware corporation	December 21, 2001	Recorded at Book 009239, Page 01217-01236	January 4, 2002

EXHIBIT B
Legal Description

BEGINNING at an iron stake in the western right-of-way margin of N.C. Highway 55 where the southern right-of-way margin of Secondary Road 2765 intersects with said highway; thence along the western right-of-way margin of N.C. highway 55, South 0 15’ 25" West 899.43 feet to an iron stake corner with the Denning heirs, thence a new line with the Denning North 89 42’ 00" West 929.24 feet to an iron stake corner; thence a new line with Denning, North 0 15’ 25" East 975.81 feet to an iron stake in the southern right-of-way margin of Secondary Road 2765, thence along and with the southern right-of-way margin of Secondary Road 2765, South 85 00’ 06" East 932.43 feet to the point of BEGINNING, and containing 20.00 acres according to a map and survey by Josh Talton, R.L.S., dated 2/5/89, revised 7/12/89 entitled "Property of Hussman Foodservice Co., Middle Creek Township, Wake County, North Carolina."

EXHIBIT A
Identification of Mortgage Documents

Site Address:  City of Burlington, Vermont

Document	Name of Grantor	Date of Document	Document Number	Date of Recording
Mortgage, Security Agreement, Assignment of Rents and Leases Financing Statement and Fixture Filing	Cloverleaf Properties, a Vermont corporation	December 21, 2001	Recorded at Volume 713, Page 524	December 28, 2001
			Re-recorded at Volume 724, Page 602	March 6, 2002

EXHIBIT B
Legal Description

All that certain piece, parcel or tract of land, with all buildings and improvements thereon, located in the City of Burlington and more particularly described as follows:

1.
Being all rights and title which The G.S. Blodgett Company, Inc. has in and to a certain pier or breakwater extending into Lake Champlain in Burlington in the County of Chittenden and State of Vermont.  Being all right and title which was conveyed to The G.S. Blodgett Company, Inc. by quit claim deed of the Lakeside Boat Club, dated August 14, 1959 and recorded in Book 151, Page 215 of the City of Burlington Land Records.

2.
Being all and the same land and premises conveyed to The G.S. Blodgett Company, Inc. by warranty deed of Joseph Euclid Lanthier and Bernadette Lanthier, dated November 5, 1945 and recorded in Book 124, Page 269 of the City of Burlington Land Records.

3.
Being all and the same land and premises conveyed to The G.S. Blodgett Co., Inc. by quit claim deed of the State of Vermont, dated March 31, 1965 and recorded in Book 169, Page 299 of the City of Burlington Land Records, EXCLUDING, HOWEVER, that portion of said lands and premises conveyed by G.S. Blodgett Co., Inc. to Blodgett Supply Company by quit claim deed dated March 2, 1981 and recorded in Volume 276, Page 131 of the Burlington Land Records.

4.
Being all and the same land and premises conveyed to The G.S. Blodgett Co., Inc. by quit claim deed of Vermont Railway, Inc., dated March 29, 1965 and recorded in Book 169, Page 297 of the City of Burlington Land Records, EXCLUDING, HOWEVER, that portion of said lands and premises conveyed by G.S. Blodgett Co., Inc. to Blodgett Supply Company by quit claim deed dated March 2, 1981 and recorded in Volume 276, Page 131 of the Burlington Land Records.

5.
Being all and the same land and premises conveyed to The G.S. Blodgett Co., Inc. by quit claim deed of Arthur and Alice Danis, dated August 14, 1959 and recorded in Book 151, Page 214 of the City of Burlington Land Records.

6.
Being all and the same land and premises conveyed to The G.S. Blodgett Co., Inc. by quit claim deed of Blodgett Supply Co., Inc., dated March 2, 1981 and recorded in Book 276, Page 62 of the City of Burlington Land Records.

7.
Being all right, title and interest in land and premises conveyed to The G.S. Blodgett Company, Inc. by easement deed of the State of Vermont, dated March 22, 1984 and recorded in Book 302, Page 589 of the City of Burlington Land Records.

8.
Being all and the same land and premises conveyed to the G.S. Blodgett Company, Inc. by Warranty Deed of the City of Burlington, dated December 27, 1967 and recorded in Volume 187, Page 217 of the City of Burlington Land Records, excluding, however, the following portions of said lands and premises:

A.
All and the same lands and premises conveyed by the G.S. Blodgett Company, Inc. to the Maltex Partnership by Warranty Deed dated July 7, 1984 and recorded in Volume 305, Page 530 of the City of Burlington Land Records.

B.
All and the same lands and premises conveyed by the G.S. Blodgett Company, Inc. to the State of Vermont by Warranty Deed dated March 30, 1984 and recorded in Volume 302, Page 610 of the City of Burlington Land Records.

Tax No.:	Parcel 053-2-011 053-2-012 053-1-012

Common Address:  42, 44 and 50 Lakeside Avenue, Burlington, Vermont

EXHIBIT A
Identification of Mortgage Documents

Site Address:  Bow, Merrimack County, New Hampshire

Document	Name of Grantor	Date of Document	Document Number	Date of Recording
Mortgage, Security Agreement, Assignment of Rents and Leases Financing Statement and Fixture Filing	Cloverleaf Properties, a Vermont corporation	December 21, 2001	Recorded at Book 2327, Page 0211 Re-recorded at Book 2346, Page 0824	December 28, 2001 March 8, 2002

EXHIBIT B
Legal Description

Three tracts of land on U.S. Route 3A, Bow, Merrimack, New Hampshire, described as follows:

TRACT I:

Beginning at a stake and stones on the westerly side of the Old Turnpike leading from Concord to Hooksett, now known as Route 3-A, near the buildings on the above premises;

Thence Westerly 208 feet to a stake and stones;

Thence Northerly 200 feet to a stake and stones;

Thence Easterly 150 feet to a stake and stones on the line of said Turnpike;

Thence by said Turnpike to the point of beginning.

TRACT II:

Beginning at land now or formerly of Joseph F. Comolli on the Westerly side of Route 3-A, formerly the Old Turnpike;

Thence Southwesterly one hundred eighty-five (185) feet, more or less, by Route 3-A to land now or formerly of Ruth R. Heath;

Thence Southeasterly two hundred (200) feet, more or less, by said Heath land to land of the State of New Hampshire;

Thence Southwesterly one hundred fifty (150) feet, more or less, by land of said State;

Thence Westerly three hundred twenty-two (322) feet, more or less, by land of said State;

Thence Northwesterly two hundred eighty (280) feet, more or less, by land of said State to land of said Comolli;

Thence Northeasterly six hundred fifty (650) feet, more or less, by said Comolli land to the bound begun at.

TRACT III:

Beginning at a stone bound set in the Easterly line of Route 3-A, so-called, at land now or formerly of Cilley, running South 20° 59’ East by the Easterly line of Route 3-A, a distance of two hundred thirty-one (231) feet to a stone bound;

Thence running South 16° 13’ 30” East still by the Easterly line of Route 3-A, a distance of three hundred eighty (380) feet to a stone bound at the intersection of the Easterly line of Route 3-A with the Northerly line of Hall street so-called;

Thence turning and running North 45° 59’ 30” East by the Northerly line of Hall Street eighty-five and sixteen hundredths (85.16) feet to a stone bound at land now or formerly of the Boston and Maine Railroad;

Thence turning and running North 4° 1’ 30” West by land of the Boston and Maine Railroad a distance of two hundred eighty-one and sixty-two hundredths (281.62) feet to a stone bound;

Thence running North 0° 5’ 30” West still by land of the Boston and Maine Railroad a distance of eighty-two (82) feet to an iron pin;

Thence turning and running North 46° 27’ West by land now or formerly of Cilley, a distance of one hundred eight and twenty-eight hundredths (108.28) feet to an iron pin;

Thence turning and running North 60° 59’ West still by land of Cilley a distance of one hundred seventy-three and thirty-five hundredths (173.35) feet to the point of beginning.

This grant includes the side tract on this land and the side track on land leased from the Boston and Maine Railroad as covered by lease contract #51741A dated June 8, 1955 and as amended, and subject to the terms of that contract.

Tax #:	000097 L/B 509 Route 3-A, Map/Lot: 1-058 and 000091 L/B 510 Route 3-A, Map/Lot: 1-048

EXHIBIT A
Identification of Mortgage Documents

Site Address:  City of Menominee, Menominee County, Michigan

Document	Name of Grantor	Date of Document	Document Number	Date of Recording
Mortgage, Security Agreement, Assignment of Rents and Leases Financing Statement and Fixture Filing	Middleby Marshall, Inc., a Delaware corporation	August 31, 2005	Recorded at Liber 568 Page 18	September 28, 2005

EXHIBIT B

Legal Description

Lots 4, 5 and 6 of the plat of Menominee Industrial Park, City of Menominee, Menominee County, Michigan, according to the recorded plat thereof.

EXHIBIT A
Identification of Mortgage Documents

Site Address:  Lodi Columbia County, Wisconsin

Document	Name of Grantor	Date of Document	Document Number	Date of Recording
Mortgage, Security Agreement, Assignment of Rents and Leases Financing Statement and Fixture Filing	Alkar-Rapidpak, Inc., a Wisconsin corporation	December 20, 2005	741135	December 27, 2005

EXHIBIT B
Legal Description

LOT 1 OF CERTIFIED SURVEY MAP NO. 3377, RECORDED IN VOLUME 22 OF SURVEYS, AT PAGE 114, AS DOCUMENT NO. 619877, LOCATED IN THE SOUTHWEST ¼ OF THE SOUTHWEST ¼ OF SECTION 22, TOWN 10 NORTH, RANGE 8 EAST, IN THE CITY OF LODI, COLUMBIA COUNTY, WISCONSIN.

TAX KEY NOS. 11246-185.C AND 11246-705.1

LOT 1 OF CERTIFIED SURVEY MAP NO. 1424, RECORDED IN VOLUME 6 OF SURVEYS, AT PAGE 186, AS DOCUMENT NO. 479213, AND LOT 1 OF CERTIFIED SURVEY MAP NO. 1447, RECORDED IN VOLUME 6 OF SURVEYS, AT PAGE 207, AS DOCUMENT NO. 480382.

TAX KEY NOS. 11246-705

EXHIBIT G

FORM OF INCREASE REQUEST

___________________________, 20___

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address]

Ladies/Gentlemen:

Please refer to the Fourth Amended and Restated Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

In accordance with Section 6.2.2 of the Credit Agreement, the Company hereby requests an increase in the Commitment Amount from $__________ to $__________.  Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as an Additional Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto.  Such increase shall be effective three Business Days after the date that the Administrative Agent acknowledges receipt of the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [Additional] Lender.

Very truly yours,

MIDDLEBY MARSHALL INC.

By:
Name:
Title:

ANNEX 1 TO EXHIBIT G

[Date]

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address]

Ladies/Gentlemen:

Please refer to the letter dated __________, 20__ from Middleby Marshall Inc. (the “Company”) requesting an increase in the Commitment Amount from $__________ to $__________ pursuant to Section 6.2.2 of the Fourth Amended and Restated Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acknowledgment of receipt hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:
Title:

Receipt acknowledged as of
_____________, 20___

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX 2 TO EXHIBIT G

[Date]

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address’

Ladies/Gentlemen:

Please refer to the letter dated __________, 20___ from Middleby Marshall Inc. (the “Company”) requesting an increase in the Commitment Amount from $__________ to $__________ pursuant to Section 6.2.2 of the Fourth Amended and Restated Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the consent hereto by the Administrative Agent, the Swing Line Lender and each Issuing Lender and the acknowledgement of receipt hereof by the Administrative Agent, or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Company may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:

(A)         Notice Address:

Legal name: __________________________
Address:    _______________________________
_______________________________
_______________________________
Attention:  _____________________________
Telephone:  (___) _______________________
Facsimile:  (___) ______________________

(B)         Payment Instructions:

Account No.:  ___________________________
At:  __________________________
 ___________________________
 ___________________________
Reference:    ___________________________
Attention:    ___________________________

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement and (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This letter may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this letter by telecopy shall be effective as delivery of a manually executed counterpart of this letter.  This letter shall be governed by, and construed in accordance with, the law of the State of Illinois.

Very truly yours,

[NAME OF NEW LENDER]

By:
Title:

Acknowledged and consented to as of
______________, 20___

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Swing Line Lender and as
an Issuing Lender

By:
Name:
Title:

[OTHER ISSUING LENDERS]